Pricing Supplement No. 344 dated July 31, 2015 To prospectus supplement dated July 31, 2015 and prospectus dated July 31, 2015, each as may be amended	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-206013
Deutsche Bank AG, London Branch

20,000,000 DB Commodity Double Short Exchange Traded Notes due April 1, 2038

20,000,000 DB Commodity Double Long Exchange Traded Notes due April 1, 2038

20,000,000 DB Commodity Short Exchange Traded Notes due April 1, 2038

20,000,000 DB Commodity Long Exchange Traded Notes due April 1, 2038

We are offering four separate Exchange Traded Notes (the “securities”). Investors can subscribe to any of the four offerings. The securities do not guarantee any return of principal at maturity and do not pay any interest during their term. Any payment at maturity or upon a repurchase at your option is subject to our ability to pay our obligations as they become due.

For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch linked to the month-over-month performance of a total return version of a commodity-linked index (“Index”), less an investor fee. For the DB Commodity Double Short Exchange Traded Notes due April 1, 2038 (“Commodity Double Short ETNs”) and the DB Commodity Short Exchange Traded Notes due April 1, 2038 (“Commodity Short ETNs,” and together with the Commodity Double Short ETNs, the “Short ETNs”), the Index is a total return version of the Deutsche Bank Liquid Commodity IndexTM. For the DB Commodity Double Long Exchange Traded Notes due April 1, 2038 (“Commodity Double Long ETNs”) and the DB Commodity Long Exchange Traded Notes due April 1, 2038 (“Commodity Long ETNs,” and together with the Commodity Double Long ETNs, the “Long ETNs”), the Index is a total return version of the Deutsche Bank Liquid Commodity Index – Optimum YieldTM.

For each security, the return on the Index is derived by combining the returns on two component indices: the DB 3-Month T-Bill Index and the relevant commodity index. For the Short ETNs, the relevant commodity index will be the Deutsche Bank Liquid Commodity IndexTM Excess Return (the “DB benchmark commodity index”). For the Long ETNs, the relevant commodity index will be the Deutsche Bank Liquid Commodity Index– Optimum YieldTM Excess Return (the “DB optimum yield commodity index” and, together with the DB benchmark commodity index, the “commodity indices” and each a “commodity index”). The Short ETNs offer investors short, or inverse, exposure to the DB benchmark commodity index, meaning the value of the Short ETNs will increase with monthly depreciations and decrease with monthly appreciations of the DB benchmark commodity index. The Long ETNs offer investors long exposure to the DB optimum yield commodity index, meaning the value of the Long ETNs will increase with monthly appreciations and decrease with monthly depreciations in the DB optimum yield commodity index. In addition, the Commodity Double Short ETNs and Commodity Double Long ETNs are two times leveraged with respect to the relevant commodity index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the relevant commodity index.

Each security offers investors exposure to the month-over-month performance of its respective Index measured from the first calendar day to the last calendar day of each month. Therefore, the securities may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly. On a month-to-month basis, the performance of the Commodity Double Long ETNs and the Commodity Double Short ETNs will be positively affected by two times any favorable performance and negatively affected by two times any adverse performance of their respective commodity indices. This leverage feature of the Commodity Double Long ETNs and the Commodity Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount (each as described below), is expected to cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the relevant commodity index. Investors should consider their investment horizon as well as potential trading costs when evaluating an investment in the securities and should regularly monitor their holdings of the securities to ensure that they remain consistent with their investment strategies.

Key Terms

Issuer:	Deutsche Bank AG, London Branch (“Deutsche Bank”).
Index:

For the Commodity Double Short ETNs, the Index is obtained by combining two times the inverse returns on the Deutsche Bank Liquid Commodity IndexTM Excess Return (the “DB benchmark commodity index”) with the returns on the DB 3-Month T-Bill Index (the “TBill index”).

For the Commodity Double Long ETNs, the Index is obtained by combining two times the returns on the Deutsche Bank Liquid Commodity Index– Optimum YieldTM Excess Return (“DB optimum yield commodity index” and, together with the DB benchmark commodity index, the “commodity indices” and each a “commodity index”) with the returns on the TBill index.

For the Commodity Short ETNs, the Index is obtained by combining the inverse returns on the DB benchmark commodity index with the returns on the TBill index.

For the Commodity Long ETNs, the Index is obtained by combining the returns on the DB optimum yield commodity index with the returns on the TBill index.

We refer to the TBill index and the relevant commodity index each as a “sub-index” and together as “sub-indices.”

(key terms continued on next page)

You may lose some or all of your principal if you invest in the securities. See “Risk Factors” beginning on page PS-21 of this pricing supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

The estimated value of the securities on each trading day is their repurchase value on such trading day, which is subject to an investor fee. See “Investor Fee” under Key Terms.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

We issued 200,000 of each security on the inception date at 100% of the face amount of $25.00 per security, a significant portion of which were initially held by Deutsche Bank Securities Inc. (“DBSI”). Additional securities have been and may continue to be offered and sold from time to time, at our sole discretion, through DBSI. As of July 10, 2015, there were approximately 53,000 Commodity Double Short ETNs, 553,000 Commodity Double Long ETNs, 57,000 Commodity Short ETNs and 92,000 Commodity Long ETNs outstanding. We are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. See “Risk Factors — We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value.”

We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may charge investors a purchase fee of up to $0.03 per security.

DBSI, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), is our affiliate and will receive a portion of the investor fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

Deutsche Bank Securities

(key terms continued from previous page)
Offerings:	•	DB Commodity Double Short Exchange Traded Notes due April 1, 2038 (“Commodity Double Short ETNs”)
The Commodity Double Short ETNs offer investors exposure to two times the monthly inverse performance of the DB benchmark commodity index plus the monthly TBill index return, reduced by the investor fee.
	•	DB Commodity Double Long Exchange Traded Notes due April 1, 2038 (“Commodity Double Long ETNs”)
The Commodity Double Long ETNs offer investors exposure to two times the monthly performance of the DB optimum yield commodity index plus the monthly TBill index return, reduced by the investor fee.
	•	DB Commodity Short Exchange Traded Notes due April 1, 2038 (“Commodity Short ETNs”)
The Commodity Short ETNs offer investors exposure to the monthly inverse performance of the DB benchmark commodity index plus the monthly TBill index return, reduced by the investor fee.
	•	DB Commodity Long Exchange Traded Notes due April 1, 2038 (“Commodity Long ETNs”)
The Commodity Long ETNs offer investors exposure to the monthly performance of the DB optimum yield commodity index plus the monthly TBill index return, reduced by the investor fee.
Initial Settlement Date:	May 1, 2008
Inception Date:	April 28, 2008
Denominations/Face Amount:	$25 per security. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.
Payment at Maturity:	If your securities have not previously been repurchased by Deutsche Bank at your election, at maturity, subject to the credit of the Issuer, you will receive a cash payment per security equal to:

Current principal amount x applicable index factor on the final valuation date x fee factor on the final valuation date

If the applicable index factor is zero on any trading day, the repurchase value will equal zero, the securities will be accelerated and you will lose your entire investment in the securities.

Any payment at maturity or upon a repurchase at your option is subject to our ability to pay our obligations as they become due.

Repurchase at Your Option:

You may offer a minimum of 5,000 securities or an integral multiple of 5,000 securities in excess thereof to Deutsche Bank for repurchase for an amount in cash equal to the repurchase value on the applicable valuation date.

DBSI may charge investors an additional fee of up to $0.03 for each security which is repurchased. See “Repurchase Procedures” below for additional requirements for offering your securities for repurchase.

Repurchase Procedures:

To effect a repurchase, you must irrevocably offer at least 5,000 securities (or an integral multiple of 5,000 securities in excess thereof) from a single offering to DBSI no later than 10:00 a.m., New York City time, on your desired valuation date, which must be no later than the final valuation date. The transaction will settle on the repurchase date, which will be the third business day following the applicable valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” Because the repurchase value on each trading day will not be calculated and published until the close of trading, you will not know the applicable repurchase value at the time you exercise your repurchase right on your desired valuation date and will bear the risk that your securities will decline in value between the time of your exercise and the time at which the repurchase value is determined.

If less than 5,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

Repurchase Value:	We refer to the amount per security you will be entitled to receive upon any early repurchase as the repurchase value. The repurchase value reflects the current principal amount and the performance of the relevant Index from the last monthly reset date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day.On each trading day, the repurchase value will be equal to:
Current principal amount x applicable index factor on the trading day x fee factor on the trading day

If the applicable index factor is zero on any trading day, the repurchase value will equal zero, the relevant securities will be accelerated and you will lose your entire investment in such securities.

Deutsche Bank will publish the repurchase value for each offering of securities after the close of trading on each trading day on the following Bloomberg pages:

Repurchase Value
Commodity Double Short ETNs:	“DEERP”
Commodity Double Long ETNs:	“DYYRP”
Commodity Short ETNs:	“DDPRP”
Commodity Long ETNs:	“DPURP”

Intraday Indicative Security Value:	The intraday indicative security value is meant to approximate the economic value of the securities at any given time during a trading day. It is calculated using the same formula as the repurchase value, except that instead of using the closing levels of the sub-indices, the calculation is based on the intraday levels of the sub-indices at the particular time. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee in accordance with the formula set forth below:
Current principal amount × applicable index factor calculated based on the level of the Index at such time × fee factor for the day on which such time occurs

The intraday indicative security value is a calculated value and is not the same as the trading price of the securities and is not a price at which you can buy or sell the securities in the secondary market. The intraday indicative security value does not take into account the factors that influence the trading price of the securities, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the securities in the secondary market may vary significantly from their intraday indicative security value.

Investors can compare the trading price of the securities against the intraday indicative security value to determine whether the securities are trading in the secondary market at a premium or a discount to the economic value of the securities at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative security value at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

Deutsche Bank will publish the intraday indicative security value for each offering of securities every 15 seconds on the following Bloomberg pages:

Intraday Indicative Security Value
Commodity Double Short ETNs:	“DEEIV”
Commodity Double Long ETNs:	“DYYIV”
Commodity Short ETNs:	“DDPIV”
Commodity Long ETNs:	“DPUIV”
Index Factors:	•	Index factor for Commodity Double Short ETNs = 1 + TBill index return – (2 x DB benchmark commodity index return)
	•	Index factor for Commodity Double Long ETNs = 1 + TBill index return + (2 x DB optimum yield commodity index return)
	•	Index factor for Commodity Short ETNs = 1 + TBill index return – DB benchmark commodity index return
	•	Index factor for Commodity Long ETNs = 1 + TBill index return + DB optimum yield commodity index return
Sub-Index Returns:	The DB benchmark commodity index return and the DB optimum yield commodity index return (each, a “commodity index return”) will be calculated as follows:
Commodity index closing level – Commodity index monthly initial level Commodity index monthly initial level
For purposes of calculating the intraday indicative security value, each commodity index return will be determined as described above using the intraday level of the applicable commodity index.
The TBill index return will be calculated as follows:
TBill index closing level – TBill index monthly initial level TBill index monthly initial level
For purposes of calculating the intraday indicative security value, the TBill index return will be determined as described above using the intraday level of the TBill index.
Acceleration Upon Zero Repurchase Value:	If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and holders will not receive any payment in respect of their investment.
Listing:	The securities in each offering are listed on NYSE Arca. To the extent there is an active secondary market in any of the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. The ticker symbols for each offering are as follows:

•	Commodity Double Short ETNs:	“DEE”
•	Commodity Double Long ETNs:	“DYY”
•	Commodity Short ETNs:	“DDP”
•	Commodity Long ETNs:	“DPU”
Current Principal Amount:	For the period from the inception date to May 31, 2008 (such period, the “initial calendar month”), the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount for each security will be reset as follows on the monthly reset date:
New current principal amount = previous current principal amount x applicable index factor on the applicable monthly valuation date x fee factor on the applicable monthly valuation date

The new current principal amount will reflect the current principal amount for the immediately preceding calendar month, the performance of the Index for the particular offering of securities from the immediately preceding monthly reset date to the applicable monthly valuation date (determined using the closing levels of the sub-indices on such monthly valuation date) and the deduction of the investor fee on such monthly valuation date. With respect to the Commodity Double Short ETNs and the Commodity Double Long ETNs, the current principal amount is reset each calendar month to ensure that a consistent degree of leverage is applied to the performance of the Index.
Commodity Index Monthly Initial Level:	For the initial calendar month, the commodity index monthly initial level equaled: (i) for the DB benchmark commodity index, 697.790394, and (ii) for the DB optimum yield commodity index, 751.377412, each the commodity index closing level on the inception date. For each subsequent calendar month, the commodity index monthly initial level will equal the commodity index closing level as of the opening of trading on the monthly reset date for that calendar month.
Commodity Index Closing Level:	The commodity index closing level will equal: (i) for the DB benchmark commodity index, the closing level of the DB benchmark commodity index as reported on Bloomberg page “DBLCMACL <Index>”, and (ii) for the DB optimum yield commodity index, the closing level of the DB optimum yield commodity index as reported on Bloomberg page “DBLCOYER <Index>”, subject in each case to the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the commodity index is published, the commodity index closing level will equal such level on the immediately preceding trading day.
TBill Index Monthly Initial Level:	For the initial calendar month, the TBill index monthly initial level was equal to 234.332714, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.
TBill Index Closing Level:	The closing level of the TBill index as reported on Bloomberg page “DBTRBL3M <Index>”.
Monthly Reset Date:	For each calendar month, the first calendar day of that month beginning on June 1, 2008 and ending on March 1, 2038.
Monthly Valuation Date:	For each monthly reset date, the last calendar day of the previous calendar month beginning on May 31, 2008 and ending on February 28, 2038.
Valuation Date:	In connection with a repurchase, the trading day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank.
Final Valuation Date:	March 29, 2038
Maturity Date:	April 1, 2038, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”
Trading Day:	A trading day is a day on which (i) the values of the sub-indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the relevant commodity index are traded, in each case as determined by Deutsche Bank, as calculation agent, in its sole discretion.
CUSIP Numbers:	•	Commodity Double Short ETNs:	25154H 483
	•	Commodity Double Long ETNs:	25154H 475
	•	Commodity Short ETNs	25154H 467
	•	Commodity Long ETNs:	25154H 459
Fee Factor:	On any given day, the fee factor will be calculated as follows:
1-[investor fee x day count fraction]

Because the fee factor is a number lower than 1, when applied as a multiple, it will have the effect of lowering the current principal amount each month and the amount you receive at maturity or upon repurchase.

Because the investor fee reduces the current principal amount each month and the amount of your return at maturity or upon repurchase, the applicable index factor must increase by an amount sufficient to offset the investor fee applicable to your securities in order for you to receive at least the return of your initial investment at maturity or upon repurchase. If the index factor decreases or does not increase sufficiently, you will receive less than your initial investment at maturity or upon repurchase.

Investor Fee:	The investor fee is equal to 0.75% per annum, calculated daily and applied monthly to the current principal amount. The investor fee is the amount that we charge you for providing exposure to the Index and covers the expected cost of hedging our obligations under the securities as well as the profit we expect to realize for assuming the related risk.
Day Count Fraction:	For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.
Record Date:	The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with the prospectus dated July 31, 2015, as supplemented by the prospectus supplement dated July 31, 2015 relating to our Series A global notes of which the securities are a part. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) and any further supplements to these documents at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf

•	Prospectus dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000119312515273165/d40464d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

TABLE OF CONTENTS

Page

SUMMARY	PS-1
RISK FACTORS	PS-21
THE INDICES	PS-34
VALUATION OF THE SECURITIES	PS-40
SPECIFIC TERMS OF THE SECURITIES	PS-42
CLEARANCE AND SETTLEMENT	PS-47
USE OF PROCEEDS AND HEDGING	PS-47
U.S. FEDERAL INCOME TAX CONSEQUENCES	PS-49
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	PS-52
BENEFIT PLAN INVESTOR CONSIDERATIONS	PS-53
LEGAL MATTERS	PS-55
VALIDITY OF THE SECURITIES	PS-55
FORM OF OFFER FOR REPURCHASE	A-1

SUMMARY

The following is a summary of the terms of the securities, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated July 31, 2015, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated July 31, 2015, which supplements the prospectus, in each case as may be amended or supplemented from time to time.

On the inception date, we issued 200,000 of each security and since then, we have issued additional securities. As of July 10, 2015, there were approximately 53,000 Commodity Double Short ETNs, 553,000 Commodity Double Long ETNs, 57,000 Commodity Short ETNs and 92,000 Commodity Long ETNs outstanding. Depending on market demand, we may, without your consent, create and issue securities, in addition to those offered by this pricing supplement, having the same terms and conditions as the securities and we may consolidate the additional securities to form a single class with the outstanding securities. Any such additional securities may be offered and sold from time to time through DBSI, acting as our agent, in amounts to be determined solely by us. However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities we may limit such sales and stop selling additional securities at any time. If we suspend the issuance of additional securities, the price and liquidity of such securities in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time, which might result in the reduction or elimination of any premium in the trading price. See “Risk Factors — We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value” and “— You may not be able to purchase or sell your securities in the secondary market at the intraday indicative security value, and paying a premium purchase price over the intraday indicative security value could lead to significant losses” in this pricing supplement for more information.

Additionally, the number of securities outstanding could be reduced at any time due to a repurchase of the securities by Deutsche Bank as described in this pricing supplement. A suspension of additional issuances of the securities could result in a significant reduction in the number of outstanding securities if investors subsequently exercise their right to have the securities repurchased by us. Accordingly, the number of outstanding securities could vary substantially over the term of the securities and adversely affect the liquidity of the securities. See “Risk Factors — You may not be able to offer your securities for repurchase if the total number of securities outstanding has fallen to a level that is close to or below 5,000.”

What are the securities and how do they work?

We are offering four separate Exchange Traded Notes:

•	DB Commodity Double Short Exchange Traded Notes due April 1, 2038 (“Commodity Double Short ETNs”)

•	DB Commodity Double Long Exchange Traded Notes due April 1, 2038 (“Commodity Double Long ETNs”)

•	DB Commodity Short Exchange Traded Notes due April 1, 2038 (“Commodity Short ETNs”)

•	DB Commodity Long Exchange Traded Notes due April 1, 2038 (“Commodity Long ETNs”)

We refer to each Exchange Traded Note as a security. Each of the four offerings of securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. Investors can subscribe to any of the four offerings.

Each security being offered has separate terms and offers investors a different type of monthly exposure to an Index, which is a total return version of a commodity-linked index, subject to an investor fee. For the Commodity Double Short ETNs and the Commodity Short ETNs (together, the “Short ETNs”), the Index is a total return version of the Deutsche Bank Liquid Commodity Index™. For the Commodity Double Long ETNs and the Commodity Long ETNs (together, the “Long ETNs”), the Index is a total return version of the Deutsche Bank

Liquid Commodity Index – Optimum Yield™. The securities do not guarantee any return of principal at maturity and do not pay any interest.

What is the Index?

For the Commodity Double Short ETNs, the Index is obtained by combining two times the inverse returns on the Deutsche Bank Liquid Commodity IndexTM Excess Return (the “DB benchmark commodity index”) with the returns on the DB 3-Month T-Bill Index (the “TBill index”).

For the Commodity Double Long ETNs, the Index is obtained by combining two times the returns on the Deutsche Bank Liquid Commodity Index – Optimum YieldTM Excess Return (the “DB optimum yield commodity index” and, together with the DB benchmark commodity index, the “commodity indices” and each a “commodity index”) with the returns on the TBill index.

For the Commodity Short ETNs, the Index is obtained by combining the inverse returns on the DB benchmark commodity index with the returns on the TBill index.

For the Commodity Long ETNs, the Index is obtained by combining the returns on the DB optimum yield commodity index with the returns on the TBill index.

We refer to the TBill index and the relevant commodity index each as a “sub-index” and together as “sub-indices.”

The DB benchmark commodity index and the DB optimum yield commodity index are both intended to reflect the price changes, positive or negative, in a basket of futures contracts relating to six commodities: crude oil, heating oil, aluminum, gold, corn and wheat. The commodity indices differ only in the methodology they use for replacing underlying futures contracts that are near expiration. This difference is described more fully below under “The Indices.”

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

What exposure do the Commodity Double Short ETNs offer?

The Commodity Double Short ETNs offer investors two times leveraged exposure to the inverse monthly performance of the DB benchmark commodity index plus the monthly TBill index return, reduced by the investor fee.

If the DB benchmark commodity index decreases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Commodity Double Short ETNs for that month will increase by two times the movement of the DB benchmark commodity index, plus the monthly TBill index return. If the DB benchmark commodity index increases over any calendar month (an “adverse monthly performance”), the return on the Index for that month will decrease by two times the movement of the DB benchmark commodity index, offset by any monthly TBill index return.

As described under “How is the payment at maturity or upon repurchase calculated?” below, the Commodity Double Short ETNs will not offer investors two times leveraged exposure to the inverse performance of the DB benchmark commodity index over an extended time period. While the Commodity Double Short ETNs are linked to the performance of the DB benchmark commodity index, the Commodity Double Short ETNs do not track the linear inverse performance of the DB benchmark commodity index because of the manner in which the index return is calculated. The leverage feature of the Commodity Double Short ETNs, as well as the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the Commodity Double Short ETNs over time to differ significantly from the point-to-point inverse performance of the DB benchmark commodity index.

What exposure do the Commodity Double Long ETNs offer?

The Commodity Double Long ETNs offer investors two times leveraged exposure to the monthly performance of the DB optimum yield commodity index plus the monthly TBill index return, reduced by the investor fee.

If the DB optimum yield commodity index increases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Commodity Double Long ETNs for that month will increase by two times the movement of the DB optimum yield commodity index, plus the monthly TBill index return. If the DB optimum yield commodity index decreases over any calendar month (an “adverse monthly performance”), the return on the Index for that month will decrease by two times the movement of the DB optimum yield commodity index, offset by any monthly TBill index return.

As described under “How is the payment at maturity or upon repurchase calculated?” below, the Commodity Double Long ETNs will not offer investors two times leveraged exposure to the performance of the DB optimum yield commodity index over an extended time period. While the Commodity Double Long ETNs are linked to the performance of the DB optimum yield commodity index, the Commodity Double Long ETNs do not track the linear performance of the DB optimum yield commodity index because of the manner in which the index return is calculated. The leverage feature of the Commodity Double Long ETNs, as well as the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the Commodity Double Long ETNs over time to differ significantly from the point-to-point performance of the DB optimum yield commodity index.

What exposure do the Commodity Short ETNs offer?

The Commodity Short ETNs offer investors unleveraged exposure to the inverse monthly performance of the DB benchmark commodity index plus the monthly TBill index return, reduced by the investor fee.

If the DB benchmark commodity index decreases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Commodity Short ETNs for that month will increase by the movement of the DB benchmark commodity index, plus the monthly TBill index return. If the DB benchmark commodity index increases over any calendar month (an “adverse monthly performance”), the return on the Index for that month will decrease by the movement of the DB benchmark commodity index, offset by any monthly TBill index return.

What exposure do the Commodity Long ETNs offer?

The Commodity Long ETNs offer investors unleveraged exposure to the monthly performance of the DB optimum yield commodity index plus the monthly TBill index return, reduced by the investor fee.

If the DB optimum yield commodity index increases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Commodity Double Long ETNs for that month will increase by the movement of the DB optimum yield commodity index, plus the monthly TBill index return. If the DB optimum yield commodity index decreases over any calendar month (an “adverse monthly performance”), the return on the Index for that month will decrease by the movement of the DB optimum yield commodity index, offset by any monthly TBill index return.

How is the payment at maturity or upon repurchase calculated?

At maturity or upon an earlier repurchase, subject to the credit of the Issuer, you will receive a payment per security which will reflect the month-over-month performance of the Index for the particular offering of securities, reduced by the investor fee. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Because the current principal amount is reset each month and is reduced by the investor fee, the securities do not offer a return based on the simple, point-to-point performance of the relevant Index from the inception date to the final valuation date or date of earlier repurchase. Instead, the amount you receive at maturity or upon an earlier repurchase will be contingent upon each monthly performance of the relevant Index during the term of the securities, and will be reduced by the investor fee. Accordingly, even if over the term of the securities, the relevant Index for your securities has demonstrated an overall beneficial performance for your particular securities (i.e., the DB benchmark commodity index decreases for the Short ETNs or the DB optimum yield commodity index increases for the Long ETNs), there is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. This is because the amount you receive at maturity (or upon an earlier repurchase) depends on how the relevant Index has performed in each month prior to maturity (or repurchase) and, consequently, how the current principal amount has been reset in each month. In particular, significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.

If the repurchase value for your securities decreases to zero on any trading day, the securities will accelerate on that day for an amount equal to the zero repurchase value and you will not receive any return of your investment.

At maturity, your payment per security, if any, will be calculated as:

Current principal amount × applicable index factor on the final valuation date

× fee factor on the final valuation date

where,
Current principal amount	=	For the period from the inception date to April 30, 2008 (the “initial calendar month”), the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:
New current principal amount	=	Previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date
Index factor	Index factor for Commodity Double Short ETNs:	=	1 + TBill index return – (2 × DB benchmark commodity index return)
	Index factor for Commodity Double Long ETNs:	=	1 + TBill index return + (2 × DB optimum yield commodity index return)
	Index factor for Commodity Short ETNs:	=	1 + TBill index return – DB benchmark commodity index return
	Index factor for Commodity Long ETNs:	=	1 + TBill index return + DB optimum yield commodity index return where,
the DB benchmark commodity index return and the DB optimum yield commodity index return (each a “commodity index return”) and the TBill index return will be calculated as follows:
Commodity index return	=	commodity index closing level - commodity index monthly initial level commodity index monthly initial level
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
Fee factor	=	On any given day, the fee factor will be calculated as follows:
1 – [investor fee x day count fraction]
where,
Investor fee	=	0.75% per annum
Day count fraction	=	For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

How and why is the current principal amount reset?

Initially, the current principal amount was equal to $25 per security. At the start of each subsequent calendar month, the current principal amount will be reset by applying the index factor and the fee factor for the immediately preceding month to the previous current principal amount.

For example, if for May the current principal amount is $20 and the index factor on the monthly valuation date is equal to 0.90, the current principal amount for June will equal $17.99 ($20 times 0.90 times 0.999363 (representing the fees for May)). Subsequently, the index factor and fee factor for June will be applied to $17.99 to derive the current principal amount for July.

As reset on each monthly reset date, the current principal amount represents the amount for which Deutsche Bank would repurchase your securities if the valuation date for the repurchase were the monthly valuation date. During the month, the current principal amount will remain unchanged and the amount for which Deutsche Bank would repurchase your securities will depend upon the current principal amount, the applicable index factor on the applicable valuation date and the fee factor as accrued to such valuation date.

The current principal amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the current principal amount is reduced by an adverse monthly performance, the index factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced current principal amount than if the current principal amount were not reduced. Equally, however, if the current principal amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the current principal amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the current principal amount. If the current principal amount increases, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the current principal amount were to decrease. Conversely, as the current principal amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

The leverage feature of the Commodity Double Long ETNs and the Commodity Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the relevant commodity index. The Commodity Double Long ETNs and the Commodity Double Short ETNs are not designed to be long-term investments, may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly.

What is the repurchase value of the securities?

We refer to the amount you will be entitled to receive upon any early repurchase per security as the “repurchase value.” The repurchase value reflects the current principal amount and the performance of the Index from the last monthly reset date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day. On each trading day, the repurchase value will be calculated as follows:

Current principal amount x applicable index factor on the trading day
x fee factor on the trading day

The calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

•	Commodity Double Short ETNs:	“DEERP”
•	Commodity Double Long ETNs:	“DYYRP”
•	Commodity Short ETNs:	“DDPRP”
•	Commodity Long ETNs:	“DPURP”

What is the intraday indicative security value of the securities?

We also calculate and publish during each trading day an “intraday indicative security value,” which is meant to approximate the economic value of the securities at any given time during the trading day. It is calculated using the same formula as the repurchase value, except that instead of using the closing levels of the sub-indices, the calculation is based on the intraday levels of the sub-indices at the particular time. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee in accordance with the formula set forth below:

Current principal amount × applicable index factor calculated based on the level of the Index at such time × fee factor for the day on which such time occurs

The intraday indicative security value is not the same as the trading price of the securities and is not a price at which you can buy or sell the securities in the secondary market. The trading price of the securities at any time may vary significantly from their intraday indicative security value. Investors can compare the trading price of the securities against the intraday indicative security value to determine whether the securities are trading in the secondary market at a premium or a discount to the economic value of the securities at any given time.

Investors are cautioned that paying a premium purchase price over the intraday indicative security value at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

We will publish the intraday indicative security value for each offering of securities every 15 seconds on the following Bloomberg pages:

•	Commodity Double Short ETNs:	“DEEIV”
•	Commodity Double Long ETNs:	“DYYIV”
•	Commodity Short ETNs:	“DDPIV”
•	Commodity Long ETNs:	“DPUIV”

What are the fees and how are they calculated?

The fee factor is calculated daily based on the investor fee of 0.75% per annum and a day-count fraction measuring the number of days elapsed from and including the monthly reset date (or the inception date in the case of the first calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) within a 365 day year. The investor fee constitutes the amount we charge investors for providing the particular exposure to the Index of your securities, including the expected cost of hedging our obligations under the securities, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

If you offer your securities for repurchase by Deutsche Bank, the fee factor will be applied as accrued to the applicable valuation date from the immediately preceding monthly reset date. Similarly, at maturity, the amount you receive will be subject to the fee factor as accrued to the final valuation date from the immediately preceding monthly reset date. Because the fee factor is a number lower than 1, when applied as a multiple, it will have the effect of lowering the current principal amount each month and the amount you receive at maturity or upon repurchase.

Because the investor fee reduces the current principal amount each month and the amount of your return at maturity or upon repurchase by Deutsche Bank, the applicable index factor must increase by an amount sufficient to offset the investor fee applicable to your securities in order for you to receive at least your initial investment back at maturity or upon repurchase by Deutsche Bank.

If the index factor decreases or does not increase sufficiently, you will receive less than your initial investment back at maturity or upon repurchase by Deutsche Bank. The applicable index factor will increase upon decreases of the relevant commodity index for the Short ETNs and upon increases of the relevant commodity index for the Long ETNs.

If the repurchase value for any offering of securities decreases to zero on any trading day, such securities will accelerate on that day for an amount equal to the zero repurchase value and you will lose your entire investment in such securities.

In addition to the investor fee, DBSI may charge investors in any subsequent distribution a purchase fee of up to $0.03 per security. Furthermore, if you elect to exercise your repurchase right, DBSI may charge investors a repurchase fee of up to $0.03 for each security that is repurchased.

How do you offer your securities for repurchase by Deutsche Bank?

To effect a repurchase, you must irrevocably offer at least 5,000 securities (or an integral multiple of 5,000 securities in excess thereof) from a single offering to DBSI no later than 10:00 a.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” Because the repurchase value on each trading day will not be calculated and published until the close of trading, you will not know the applicable repurchase value at the time you exercise your repurchase right on your desired valuation date and will bear the risk that your securities will decline in value between the time of your exercise and the close of trading on the applicable valuation date. Because valuation dates are subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities –- Market Disruption Events,” you may bear this risk for an extended period of time. The repurchase date for your securities will be the third business day following the valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 10:00 a.m., New York City time, on your desired valuation date. The applicable repurchase date will be three business days following the valuation date. You must offer at least 5,000 securities or an integral multiple of 5,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC (as defined below) custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date (the third business day following the valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 10:00 a.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding. If less than 5,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

DBSI may charge a fee of up to $0.03 per security that is repurchased.

How do you sell your securities?

The securities are listed on NYSE Arca. To the extent there is an active secondary market in any of the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. A trading market for your securities may not develop, however, and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities.

Can the securities be accelerated?

If the repurchase value for your securities decreases to zero on any trading day, the securities will accelerate on that day for an amount equal to the zero repurchase value and you will not receive any return of your investment.

How do you determine the number of securities outstanding at any time?

The number of securities outstanding at any time, including any securities held by DBSI or other affiliates of ours, for each offering will be published on the following Bloomberg pages:

•	Commodity Double Short ETNs:	“DEESO”
•	Commodity Double Long ETNs:	“DYYSO”
•	Commodity Short ETNs:	“DDPSO”
•	Commodity Long ETNs:	“DPUSO”

What are the tax consequences of an investment in the securities?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following examples show how the securities would perform in hypothetical circumstances. These examples highlight the behavior of the securities in different circumstances, but they are not indicative of actual results. The figures in these examples may have been rounded for convenience. For ease of presentation, in these examples we have assumed a common commodity index for both the Short ETNs and the Long ETNs. The actual commodity index for the Short ETNs will be the DB benchmark commodity index and for the Long ETNs it will be the DB optimum yield commodity index. See “Risk Factors – The Short ETNs and the Long ETNs are linked to different commodity indices” for more information.

How the monthly performance of your securities affects the current principal amount

Assumptions:

Commodity index monthly initial level: 100

TBill index monthly initial level: 100

Current principal amount: $25

Day count fraction: 30/365

Using the assumed day count fraction above, the fee factor for all of the following examples would equal:
Fee factor	=	1 – (investor fee x day count fraction)
	=	1 – (0.0075 x (30/365))
	=	0.999383562
Example 1: The commodity index increases over the month
If, over the hypothetical calendar month, the commodity index increases to 125 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:
New current principal amount	=	Previous current principal amount x applicable index factor on the monthly valuation date x fee factor on the monthly valuation date
Commodity Double Short ETNs:
For the Commodity Double Short ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return – (2 x commodity index return)
where,
Commodity index return	=	commodity index closing level – commodity index monthly initial level commodity index monthly initial level
=	125 – 100 100
=	0.25
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
=	100.2 – 100 100
	=	0.002
Index factor	=	1 + 0.002 – (2 x 0.25)
	=	0.502

Therefore, the new current principal amount for the Commodity Double Short ETNs would equal:
New current principal amount	=	$25 x 0.502 x 0.999383562
	=	$12.54
As such, in this example, because the commodity index increased over the calendar month, the current principal amount for the Commodity Double Short ETNs decreased by twice the monthly increase in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Commodity Double Long ETNs:
For the Commodity Double Long ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return + (2 x commodity index return)
Using the commodity index return and TBill index return calculated above,
Index factor	=	1 + 0.002 + (2 x 0.25)
	=	1.502
Therefore, the new current principal amount for the Commodity Double Long ETNs would equal:
New current principal amount	=	$25 x 1.502 x 0.999383562
	=	$37.53
As such, in this example, because the commodity index increased over the calendar month, the current principal amount for the Commodity Double Long ETNs increased by twice the monthly increase in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Commodity Short ETNs:
For the Commodity Short ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return – commodity index return
Using the commodity index return and TBill index return calculated above,
Index factor	=	1 + 0.002 – 0.25
	=	0.752
Therefore, the new current principal amount for the Commodity Short ETNs would equal:
New current principal amount	=	$25 x 0.752 x 0.999383562
	=	$18.79
As such, in this example, because the commodity index increased over the calendar month, the current principal amount for the Commodity Short ETNs decreased by the monthly increase in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Commodity Long ETNs:
For the Commodity Long ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return + commodity index return
Using the commodity index return and TBill index return calculated above,
Index factor	=	1 + 0.002 + 0.25
	=	1.252

Therefore, the new current principal amount for the Commodity Long ETNs would equal:
New current principal amount	=	$25 x 1.252 x 0.999383562
	=	$31.28
As such, in this example, because the commodity index increased over the calendar month, the current principal amount for the Commodity Long ETNs increased by the monthly increase in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Example 2: The commodity index decreases over the month
If, over the hypothetical calendar month, the commodity index decreases to 75 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:
New current principal amount	=	Previous current principal amount x applicable index factor on the monthly valuation date x fee factor on the monthly valuation date
Commodity Double Short ETNs:
For the Commodity Double Short ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return – (2 x commodity index return)
where,
Commodity index return	=	commodity index closing level – commodity index monthly initial level commodity index monthly initial level
=	75 – 100 100
=	– 0.25
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
=	100.2 – 100 100
	=	0.002
Index factor	=	1 + 0.002 – (2 x (– 0.25))
	=	1.502
Therefore, the new current principal amount for the Commodity Double Short ETNs would equal:
New current principal amount	=	$25 x 1.502 x 0.999383562
	=	$37.53
As such, in this example, because the commodity index decreased over the calendar month, the current principal amount for the Commodity Double Short ETNs increased by twice the monthly decrease in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Commodity Double Long ETNs:
For the Commodity Double Long ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return + (2 x commodity index return)
Using the commodity index return and TBill index return calculated above,

Index factor	=	1 + 0.002 + (2 x (– 0.25))
	=	0.502
Therefore, the new current principal amount for the Commodity Double Long ETNs would equal:
New current principal amount	=	$25 x 0.502 x 0.999383562
	=	$12.54
As such, in this example, because the commodity index decreased over the calendar month, the current principal amount for the Commodity Double Long ETNs decreased by twice the monthly decrease in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Commodity Short ETNs:
For the Commodity Short ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return – commodity index return
Using the commodity index return and TBill index return calculated above,
Index factor	=	1 + 0.002 – (– 0.25)
	=	1.252
Therefore, the new current principal amount for the Commodity Short ETNs would equal:
New current principal amount	=	$25 x 1.252 x 0.999383562
	=	$31.28
As such, in this example, because the commodity index decreased over the calendar month, the current principal amount for the Commodity Short ETNs increased by the monthly decrease in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Commodity Long ETNs:
For the Commodity Long ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return + commodity index return
Using the commodity index return and TBill index return calculated above,
Index factor	=	1 + 0.002 + (– 0.25)
	=	0.752
Therefore, the new current principal amount for the Commodity Long ETNs would equal:
New current principal amount	=	$25 x 0.752 x 0.999383562
	=	$18.79
As such, in this example, because the commodity index decreased over the calendar month, the current principal amount for the Commodity Long ETNs decreased by the monthly decrease in the commodity index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Hypothetical Performance Charts

The following charts set out a range of hypothetical monthly performances of the relevant commodity index and demonstrate how these performances impact the current principal amount for each of the four offerings (and ultimately the payment at maturity) and how the potential return on each of the four offerings relative to a hypothetical initial $25 investment will depend upon the historical levels of the current principal amount over time. The following charts are based on a hypothetical investment in the securities over a 12 calendar month period with a commodity index monthly initial level of 100 on day one of the 12 calendar month period and an assumed constant TBill index return of 0.002 per month. The fee factor is assumed to be 0.999375 (representing 0.75% per annum divided by 12 months) and is applied to the current principal amount when it is reset on each monthly reset date. For ease of presentation, in these examples we have assumed a common commodity index for both the Short ETNs and the Long ETNs. The actual commodity index for the Short ETNs will be the DB benchmark commodity index and for the Long ETNs it will be the DB optimum yield commodity index. See “Risk Factors – The Short ETNs and the Long ETNs are linked to different commodity indices” for more information. The following examples are intended to be illustrative and are entirely hypothetical and not indicative of actual results. The figures in these examples may have been rounded for convenience. The actual term of the securities is approximately 30 years. Over the term of the securities, the commodity index and the TBill index may display greater variability than is depicted in the hypothetical performance charts below. This potentially greater variability increases the chance of adverse monthly performances negatively impacting the current principal amount of the securities. The leverage feature of the Commodity Double Long ETNs and the Commodity Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the relevant commodity index. It is possible that you could lose your entire investment if your securities are exposed to severe or repeated adverse monthly performances. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Example 1 – The Commodity Index Increases Each Month

Monthly Performance of Sub-Indices			Commodity Double Short ETNs			Commodity Double Long ETNs			Commodity Short ETNs			Commodity Long ETNs
Com- modity Index	Com- modity Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100.0	–	–	–	–	$25.00	–	–	$25.00	–	–	$25.00	–	–	$25.00
102.5	0.0250	0.002	0.9520	$0.0149	$23.79	1.0520	$0.0164	$26.28	0.9770	$0.0153	$24.41	1.0270	$0.0160	$25.66
105.0	0.0244	0.002	0.9532	$0.0142	$22.66	1.0508	$0.0173	$27.60	0.9776	$0.0149	$23.85	1.0264	$0.0165	$26.32
107.5	0.0238	0.002	0.9544	$0.0135	$21.61	1.0496	$0.0181	$28.95	0.9782	$0.0146	$23.31	1.0258	$0.0169	$26.98
110.0	0.0233	0.002	0.9555	$0.0129	$20.64	1.0485	$0.0190	$30.34	0.9787	$0.0143	$22.80	1.0253	$0.0173	$27.65
112.5	0.0227	0.002	0.9565	$0.0123	$19.73	1.0475	$0.0199	$31.76	0.9793	$0.0140	$22.32	1.0247	$0.0177	$28.31
115.0	0.0222	0.002	0.9576	$0.0118	$18.88	1.0464	$0.0208	$33.21	0.9798	$0.0137	$21.85	1.0242	$0.0181	$28.98
117.5	0.0217	0.002	0.9585	$0.0113	$18.08	1.0455	$0.0217	$34.70	0.9803	$0.0134	$21.41	1.0237	$0.0185	$29.65
120.0	0.0213	0.002	0.9594	$0.0108	$17.34	1.0446	$0.0227	$36.22	0.9807	$0.0131	$20.98	1.0233	$0.0190	$30.32
122.5	0.0208	0.002	0.9603	$0.0104	$16.64	1.0437	$0.0236	$37.78	0.9812	$0.0129	$20.57	1.0228	$0.0194	$30.99
125.0	0.0204	0.002	0.9612	$0.0100	$15.99	1.0428	$0.0246	$39.38	0.9816	$0.0126	$20.18	1.0224	$0.0198	$31.67
127.5	0.0200	0.002	0.9620	$0.0096	$15.37	1.0420	$0.0256	$41.00	0.9820	$0.0124	$19.81	1.0220	$0.0202	$32.34
130.0	0.0196	0.002	0.9628	$0.0092	$14.79	1.0412	$0.0267	$42.67	0.9824	$0.0122	$19.45	1.0216	$0.0207	$33.02
Return on $25 investment after 12 months:					-40.85%	70.67%			-22.22%			32.09%

In this hypothetical example, the commodity index increases at a constant rate of 2.5% of its initial value each month. As such, the Commodity Double Long ETNs and Commodity Long ETNs demonstrate a positive return over the 12 month period and the Commodity Double Short ETNs and Commodity Short ETNs demonstrate a negative return over the 12 month period. This hypothetical example demonstrates that because the index factors are assessed on monthly performances (i.e., the change from the level at the start of the month to the level at the end of the month), the monthly commodity index return decreases over time as 2.5% of the initial value of 100 becomes a smaller percentage increase over the commodity index level at the start of each month. This hypothetical example also demonstrates how the losses on the Commodity Double Short ETNs are significantly more than the losses on the Commodity Short ETNs, and the gains on the Commodity Double Long ETNs exceed the gains on the Commodity Long ETNs, due to the effect of the leverage. However, because the current principal amount is reset each month, the Commodity Double Short ETNs have not suffered a loss equal to two times the simple, point-to-point percentage increase in the commodity index. Indeed, even though the Commodity Double Long ETNs gained 70.67% based on a 30% increase in the commodity index, the Commodity Double Short ETNs lost only 40.85%. This is because as the current principal amount is written down by adverse monthly performances, it decreases so that any successive adverse monthly performances (expressed as a percentage) are applied to a smaller amount, resulting in smaller dollar losses even if the adverse monthly performances are constant.

Example 2 – The Commodity Index Declines Each Month

Monthly Performance of Sub-Indices			Commodity Double Short ETNs			Commodity Double Long ETNs			Commodity Short ETNs			Commodity Long ETNs
Com- modity Index	Com- modity Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
97.5	-0.0250	0.002	1.0520	$0.0164	$26.28	0.9520	$0.0149	$23.79	1.0270	$0.0160	$25.66	0.9770	$0.0153	$24.41
95	-0.0256	0.002	1.0533	$0.0173	$27.67	0.9507	$0.0141	$22.60	1.0276	$0.0165	$26.35	0.9764	$0.0149	$23.82
92.5	-0.0263	0.002	1.0546	$0.0182	$29.16	0.9494	$0.0134	$21.44	1.0283	$0.0169	$27.08	0.9757	$0.0145	$23.22
90	-0.0270	0.002	1.0561	$0.0192	$30.78	0.9479	$0.0127	$20.31	1.0290	$0.0174	$27.85	0.9750	$0.0142	$22.63
87.5	-0.0278	0.002	1.0576	$0.0203	$32.53	0.9464	$0.0120	$19.21	1.0298	$0.0179	$28.66	0.9742	$0.0138	$22.03
85	-0.0286	0.002	1.0591	$0.0215	$34.43	0.9449	$0.0113	$18.14	1.0306	$0.0185	$29.52	0.9734	$0.0134	$21.43
82.5	-0.0294	0.002	1.0608	$0.0228	$36.50	0.9432	$0.0107	$17.10	1.0314	$0.0190	$30.43	0.9726	$0.0130	$20.83
80	-0.0303	0.002	1.0626	$0.0242	$38.76	0.9414	$0.0101	$16.09	1.0323	$0.0196	$31.39	0.9717	$0.0127	$20.23
77.5	-0.0313	0.002	1.0645	$0.0258	$41.23	0.9395	$0.0094	$15.11	1.0333	$0.0203	$32.41	0.9708	$0.0123	$19.63
75	-0.0323	0.002	1.0665	$0.0275	$43.95	0.9375	$0.0089	$14.15	1.0343	$0.0210	$33.50	0.9697	$0.0119	$19.02
72.5	-0.0333	0.002	1.0687	$0.0294	$46.94	0.9353	$0.0083	$13.23	1.0353	$0.0217	$34.67	0.9687	$0.0115	$18.41
70	-0.0345	0.002	1.0710	$0.0314	$50.24	0.9330	$0.0077	$12.33	1.0365	$0.0225	$35.91	0.9675	$0.0111	$17.80
Return on $25 investment after 12 months:					100.95%	-50.66%			43.64%			-28.79%

In this hypothetical example, the commodity index decreases at a constant rate of 2.5% of its initial value each month. As such, the Commodity Double Short ETNs and Commodity Short ETNs demonstrate a positive return over the 12 month period and the Commodity Double Long ETNs and Commodity Long ETNs demonstrate a negative return over the 12 month period. This hypothetical example demonstrates that because the index factors are assessed on monthly performances (i.e., the change from the level at the start of the month to the level at the end of the month), the absolute value of the monthly commodity index return increases over time as 2.5% of the initial value of 100 becomes a larger percentage decrease from the commodity index level at the start of each month. As such, while the Commodity Double Short ETNs lost 40.85% of the initial $25 investment due to an increase of the commodity index from 100 to 130 in example 1, in this example, the Commodity Double Long ETNs lost 50.66% of the initial $25 investment due to an equivalent decrease of the commodity index from 100 to 70.

Example 3 – The Commodity Index Increases in Some Months and Decreases in Others; All Securities Demonstrate a Negative Return

Monthly Performance of Sub-Indices			Commodity Double Short ETNs			Commodity Double Long ETNs			Commodity Short ETNs			Commodity Long ETNs
Com- modity Index	Com- modity Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	–	–	–	–	$25.00	–	–	$25.00	–	–	$25.00	–	–	$25.00
110	0.1000	0.002	0.8020	$0.0125	$20.04	1.2020	$0.0188	$30.03	0.9020	$0.0141	$22.54	1.1020	$0.0172	$27.53
120	0.0909	0.002	0.8202	$0.0103	$16.42	1.1838	$0.0222	$35.53	0.9111	$0.0128	$20.52	1.0929	$0.0188	$30.07
125	0.0417	0.002	0.9187	$0.0094	$15.08	1.0853	$0.0241	$38.54	0.9603	$0.0123	$19.69	1.0437	$0.0196	$31.37
120	-0.0400	0.002	1.0820	$0.0102	$16.31	0.9220	$0.0222	$35.51	1.0420	$0.0128	$20.51	0.9620	$0.0189	$30.15
115	-0.0417	0.002	1.0853	$0.0111	$17.69	0.9187	$0.0204	$32.60	1.0437	$0.0134	$21.39	0.9603	$0.0181	$28.94
110	-0.0435	0.002	1.0890	$0.0120	$19.25	0.9150	$0.0186	$29.81	1.0455	$0.0140	$22.35	0.9585	$0.0173	$27.72
100	-0.0909	0.002	1.1838	$0.0142	$22.77	0.8202	$0.0153	$24.44	1.0929	$0.0153	$24.41	0.9111	$0.0158	$25.24
95	-0.0500	0.002	1.1020	$0.0157	$25.08	0.9020	$0.0138	$22.03	1.0520	$0.0160	$25.66	0.9520	$0.0150	$24.02
90	-0.0526	0.002	1.1073	$0.0174	$27.75	0.8967	$0.0123	$19.74	1.0546	$0.0169	$27.05	0.9494	$0.0142	$22.79
93	0.0333	0.002	0.9353	$0.0162	$25.94	1.0687	$0.0132	$21.08	0.9687	$0.0164	$26.18	1.0353	$0.0147	$23.58
105	0.1290	0.002	0.7439	$0.0121	$19.28	1.2601	$0.0166	$26.55	0.8730	$0.0143	$22.84	1.1310	$0.0167	$26.65
97	-0.0762	0.002	1.1544	$0.0139	$22.25	0.8496	$0.0141	$22.54	1.0782	$0.0154	$24.61	0.9258	$0.0154	$24.66
Return on $25 investment after 12 months:					-11.01%	-9.83%			-1.54%			-1.38%

In this hypothetical example, the relevant commodity index for each offering demonstrates both monthly increases and decreases over the 12 month period. Because the current principal amount is reset each month, these monthly increases and decreases affect the current principal amount in a different manner than if the current principal amount were adjusted by measuring the change in the commodity index from its starting level of 100 to its ending level of 97. While this represents a 3% decrease in the value of the commodity index over the 12 month period, all securities demonstrate a negative return on the $25 investment. For the Commodity Double Long ETNs and Commodity Long ETNs, this is because the commodity index had months of depreciation which decreased the current principal amount despite prior months of appreciation. Conversely, the Commodity Double Short ETNs and Commodity Short ETNs have provided a negative return because the months of depreciation were insufficient to offset the prior months of appreciation in the commodity index level. The Commodity Short ETNs displayed a smaller loss on the initial $25 investment than the Commodity Double Short ETNs because the lack of leverage meant the Commodity Short ETNs lost less value than the Commodity Double Short ETNs in the months in which the commodity index appreciated. Similarly, the Commodity Long ETNs displayed a smaller loss than the Commodity Double Long ETNs, because the Commodity Long ETNs lost less value in the months in which the commodity index depreciated.

Example 4 – The Commodity Index Increases in Some Months and Decreases in Others; All Securities Demonstrate a Positive Return

Monthly Performance of Sub-Indices			Commodity Double Short ETNs			Commodity Double Long ETNs			Commodity Short ETNs			Commodity Long ETNs
Com- modity Index	Com- modity Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
101	0.0100	0.002	0.9820	$0.0153	$24.53	1.0220	$0.0160	$25.53	0.9920	$0.0155	$24.78	1.0120	$0.0158	$25.28
100	0.0099	0.002	1.0218	$0.0157	$25.05	0.9822	$0.0157	$25.06	1.0119	$0.0157	$25.06	0.9921	$0.0157	$25.07
99	-0.0100	0.002	1.0220	$0.0160	$25.59	0.9820	$0.0154	$24.60	1.0120	$0.0159	$25.35	0.9920	$0.0155	$24.85
100	0.0101	0.002	0.9818	$0.0157	$25.11	1.0222	$0.0157	$25.13	0.9919	$0.0157	$25.13	1.0121	$0.0157	$25.14
101	0.0100	0.002	0.9820	$0.0154	$24.64	1.0220	$0.0161	$25.66	0.9920	$0.0156	$24.91	1.0120	$0.0159	$25.42
99	-0.0198	0.002	1.0416	$0.0160	$25.65	0.9624	$0.0154	$24.68	1.0218	$0.0159	$25.44	0.9822	$0.0156	$24.96
98	-0.0101	0.002	1.0222	$0.0164	$26.20	0.9818	$0.0151	$24.22	1.0121	$0.0161	$25.73	0.9919	$0.0155	$24.74
99	0.0102	0.002	0.9816	$0.0161	$25.70	1.0224	$0.0155	$24.75	0.9918	$0.0159	$25.50	1.0122	$0.0156	$25.02
100	0.0101	0.002	0.9818	$0.0158	$25.22	1.0222	$0.0158	$25.28	0.9919	$0.0158	$25.28	1.0121	$0.0158	$25.31
101	0.0100	0.002	0.9820	$0.0155	$24.75	1.0220	$0.0161	$25.82	0.9920	$0.0157	$25.06	1.0120	$0.0160	$25.60
100	-0.0099	0.002	1.0218	$0.0158	$25.27	0.9822	$0.0159	$25.34	1.0119	$0.0159	$25.35	0.9921	$0.0159	$25.38
99.9	-0.0010	0.002	1.0040	$0.0159	$25.36	1.0000	$0.0158	$25.33	1.0030	$0.0159	$25.41	1.0010	$0.0159	$25.39
Return on $25 investment after 12 months:					1.44%	1.32%			1.62%			1.56%

As in example 3, in this hypothetical example, the commodity index demonstrates both monthly increases and decreases over the 12 month period. While there was a marginal decrease in the value of the commodity index over the 12 month period, both the long and short securities demonstrate a positive return on the $25 investment. For the Commodity Double Long ETNs and Commodity Long ETNs, this is because the commodity index had months of appreciation which increased the current principal amount despite subsequent months of depreciation and minimal appreciation. Conversely, the Commodity Double Short ETNs and Commodity Short ETNs have provided a positive return because even though the commodity index increased in certain months, the months of depreciation in the commodity index level allowed the current principal amount to increase. The Commodity Short ETNs displayed a greater return on the initial $25 investment than the Commodity Double Short ETNs despite the lack of leverage because the Commodity Short ETNs lost less value than the Commodity Double Short ETNs in the months in which the commodity index appreciated. Similarly, the Commodity Long ETNs displayed a greater return than the Commodity Double Long ETNs because the Commodity Long ETNs lost less value than the Commodity Double Long ETNs in the months in which the commodity index depreciated.

Example 5 – The Commodity Index Increases in Some Months and Decreases in Others; The Leveraged Securities Demonstrate a Negative Return

Monthly Performance of Sub-Indices			Commodity Double Short ETNs			Commodity Double Long ETNs			Commodity Short ETNs			Commodity Long ETNs
Com- modity Index	Com- modity Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
75	-0.2500	0.002	1.5020	$0.0235	$37.53	0.5020	$0.0078	$12.54	1.2520	$0.0196	$31.28	0.7520	$0.0117	$18.79
110	0.4667	0.002	0.0687	$0.0016	$ 2.58	1.9353	$0.0152	$24.26	0.5353	$0.0105	$16.73	1.4687	$0.0172	$27.58
115	0.0455	0.002	0.9111	$0.0015	$ 2.34	1.0929	$0.0166	$26.50	0.9565	$0.0100	$16.00	1.0475	$0.0181	$28.87
85	-0.2609	0.002	1.5237	$0.0022	$ 3.57	0.4803	$0.0080	$12.72	1.2629	$0.0126	$20.19	0.7411	$0.0134	$21.38
78	-0.0824	0.002	1.1667	$0.0026	$ 4.16	0.8373	$0.0067	$10.64	1.0844	$0.0137	$21.88	0.9196	$0.0123	$19.65
76	-0.0256	0.002	1.0533	$0.0027	$ 4.38	0.9507	$0.0063	$10.11	1.0276	$0.0141	$22.47	0.9764	$0.0120	$19.17

72	-0.0526	0.002	1.1073	$0.0030	$ 4.85	0.8967	$0.0057	$ 9.06	1.0546	$0.0148	$23.68	0.9494	$0.0114	$18.19
59	-0.1806	0.002	1.3631	$0.0041	$ 6.61	0.6409	$0.0036	$ 5.80	1.1826	$0.0175	$27.99	0.8214	$0.0093	$14.93
55	-0.0678	0.002	1.1376	$0.0047	$ 7.51	0.8664	$0.0031	$ 5.02	1.0698	$0.0187	$29.92	0.9342	$0.0087	$13.94
40	-0.2727	0.002	1.5475	$0.0073	$11.61	0.4565	$0.0014	$ 2.29	1.2747	$0.0238	$38.12	0.7293	$0.0064	$10.16
15	-0.6250	0.002	2.2520	$0.0163	$26.14	-0.2480	$0.0000	$ 0.00	1.6270	$0.0388	$61.98	0.3770	$0.0024	$ 3.83
20	0.3333	0.002	0.3353	$0.0055	$ 8.76	1.6687	$0.0000	N/A	0.6687	$0.0259	$41.42	1.3353	$0.0032	$ 5.11
Return on $25 investment after 12 months:					-64.96%	-100%			65.69%			-79.56%

As in example 3 and example 4, in this hypothetical example the commodity index demonstrates both monthly increases and decreases over the 12 month period. However, in this hypothetical example, the Commodity Double Long ETNs have lost the entire initial investment amount of $25 due to overall adverse monthly performances. This demonstrates that once the repurchase value equals zero, the securities will accelerate for the amount equal to the zero repurchase value and the investor will not receive any further return on their investment. As such, even though the commodity index increased in the last month of the example, the current principal amount for the Commodity Double Long ETNs did not benefit from the increase in the commodity index as the securities had accelerated. The Commodity Long ETNs did benefit from the increase in the last month, since the securities did not accelerate; however, they lost most of their value due to the significant decline in the commodity index over the 12 month period. The example also demonstrates that despite the commodity index generally trending down over the 12 month period, the Commodity Double Short ETNs lost a considerable amount due to the marked increase in the commodity index from month 2 to month 3 (75 to 110) and finished the 12 month period with a net loss as the subsequent beneficial monthly performances (i.e. declines in the commodity index) were insufficient to restore that initial loss. In contrast, the Commodity Short ETNs demonstrated a positive return over the 12 month period as the lack of leverage meant that they did not suffer from the marked increase in the commodity index to the same degree as the Commodity Double Short ETNs.

Historical Information

The graphs below show the historical performance of the four securities being offered for the period from July 9, 2010 to July 9, 2015, the historical performance of each commodity index for the period from July 9, 2010 to July 9, 2015 and the historical performance of the TBill index for the period from July 9, 2010 to July 9, 2015. The historical performance of each of the four securities shown below reflect the daily repurchase values of such security calculated on each trading day from July 9, 2010 to July 9, 2015 and do not reflect the actual trading prices of such security. The graphs below do not represent the actual return you should expect to receive on the securities. Historical performance of the securities, the commodity indices and the TBill index are not indicative of future performance of the sub-indices or your investment in the securities. After the close of trading on February 16, 2012, the underlying futures contract on wheat included in the DB optimum yield commodity index was replaced by the Deutsche Bank Liquid Commodity Index – Optimum Yield Wheat Basket Index USD Excess Return, which tracks a basket of three futures contracts on wheat, as more fully described below under “The Indices.” The securities do not guarantee any return of, or on, your initial investment. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

RISK FACTORS

The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. The securities are riskier than ordinary unsecured debt securities and do not guarantee a return of principal or pay any interest. The Commodity Double Long ETNs and the Commodity Double Short ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly. Investing in the securities is not equivalent to investing directly in the index commodities or the underlying futures contracts.

This section describes the most significant risks relating to an investment in the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the securities.

The securities do not guarantee any return of principal and you may lose all or a significant portion of your investment in the securities

The securities do not guarantee any return of principal. The cash payment, if any, on your securities on the maturity date or a repurchase date will be based on the month-over-month performance of the Index prior to the maturity date or repurchase date and will be reduced by the investor fee. You may lose all or a significant amount of your investment in the securities if there are repeated or severe adverse monthly performances in the Index. Moreover, because the investor fee will reduce the amount of your return regardless of whether the Index increases or decreases, you will lose some or all of your investment at maturity or upon repurchase if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee.

The Commodity Double Short ETNs and the Commodity Double Long ETNs are not designed to be long–term investments

Each of the Commodity Double Short ETNs and the Commodity Double Long ETNs offers investors exposure to the month-over-month performance of its respective Index measured from the first calendar day to the last calendar day of each month. Therefore, the Commodity Double Short ETNs and the Commodity Double Long ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly. On a month-to-month basis, the performance of the Commodity Double Long ETNs and the Commodity Double Short ETNs will be positively affected by two times any favorable performance and negatively affected by two times any adverse performance of the relevant commodity index. This leverage feature of the Commodity Double Long ETNs and the Commodity Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the relevant commodity index. A favorable performance of the relevant commodity index means the relevant commodity index has, in the case of the Commodity Double Long ETNs, increased or, in the case of the Commodity Double Short ETNs, decreased from its monthly initial level, and an adverse performance of the relevant commodity index means the relevant commodity index has, in the case of the Commodity Double Long ETNs, decreased or, in the case of the Commodity Double Short ETNs, increased from its monthly initial level. For example, if over six months the relevant commodity index appreciated 10%, the repurchase value of the Commodity Double Long ETNs (including 2x leverage) will not have appreciated 20% and the repurchase value of the Commodity Double Short ETNs (including 2x leverage) will not have depreciated 20%. Rather, the repurchase value will depend on the month-over-month performances of the relevant Index. Furthermore, more volatile month-over-month performances of the relevant commodity index will magnify the divergence of the return on the securities from the performance or inverse performance, as applicable, of the relevant commodity index. As a result, you should consider your investment horizon as well as your potential trading costs when evaluating an investment in the securities and you should regularly monitor your holdings of the securities to ensure that they remain consistent with your investment strategies.

Any payment on the securities is subject to our ability to pay our obligations as they become due

The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

A subordination to the claims of other creditors or other Resolution Measures may become applicable to the securities by operation of law even in the absence of explicit provisions, acknowledgements or waivers in the terms of the securities

On May 15, 2014, the European Parliament and the Council of the European Union published a directive for establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. Pursuant to the Resolution Act, the securities may be subject to the powers exercised by our competent resolution authority to write down, including write down to zero, the claims for payment in respect of the securities, to convert the securities into ordinary shares or other instruments qualifying as core equity tier 1 capital, or to apply any other resolution measure including (but not limited to) a transfer of the securities to another entity, an amendment to the terms and conditions of the securities or a cancellation of the securities. We refer to each of these measures pursuant to German and European law as applicable to us from time to time in effect, as a “Resolution Measure.” We expect additional Resolution Measures to become applicable to us when the European regulation of July 15, 2014 relating to the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (commonly referred to as the “SRM Regulation”) becomes effective on January 1, 2016. On May 26, 2015, the German Federal Government published a draft bill of a Resolution Mechanism Act (Abwicklungsmechanismusgesetz). One of this law’s primary purposes would be to conform German law to the SRM Regulation. In addition, the draft bill proposes that in the event of an insolvency proceeding senior unsecured debt instruments would by operation of law rank junior to all other outstanding unsecured unsubordinated obligations, but in priority to all contractually subordinated instruments. The proposed subordination would not apply if the terms of the senior unsecured debt instruments provide that (i) the repayment amount depends on the occurrence or non-occurrence of a future event, or will be settled in kind, or (ii) the interest amount depends on the occurrence or non-occurrence of a future event, unless it depends solely on a fixed or variable reference interest rate and will be settled in cash. Instruments that are typically traded on money markets would not be subject to the proposed subordination. The proposed order of priorities would apply to insolvency proceedings commenced on or after January 1, 2016. If enacted, the proposed subordination of senior unsecured debt instruments could apply to the securities, which would most likely result in a larger share of loss being allocated to these instruments in the event of an insolvency proceeding or the imposition of any Resolution Measures by the competent resolution authority. The final version of the Resolution Mechanism Act may provide for additional Resolution Measures that may become applicable to us. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of the securities that are subordinated by operation of law will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims. A Resolution Measure may apply to us if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities.

Implementation of the Resolution Act, the Resolution Mechanism Act and any applicable supervisory law (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to the securities. As a result, if a Resolution Measure becomes applicable to us, the securities may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares or other instruments qualifying as core equity tier 1 capital, transferred to another entity, amended or cancelled. The precise effects on the securities that will result from the implementation of the Resolution Act, the Resolution Mechanism Act and the applicable supervisory law remain uncertain. You should consider the risk that you may lose some or all of your investment in the securities.

Even if the relevant commodity index and TBill index at maturity or upon repurchase by Deutsche Bank have moved beneficially relative to their levels at the time you purchased the securities, you may receive less than your initial investment in the securities

Because the return on your securities at maturity or upon repurchase is dependent upon the month-over-month performance of the Index prior to the maturity date or repurchase date, reduced by the investor fee, even if the relevant commodity index and the TBill index at maturity or upon repurchase have moved beneficially relative to their levels at the time you purchased the securities, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The month-over-month performances of the sub-indices as reflected in the applicable index factor will need to offset the impact of the investor fee each month for the current principal amount to increase. Further, even if at maturity or upon a repurchase the relevant commodity index and TBill index have moved beneficially relative to their levels at the time you purchased the securities, this may not be enough to offset prior months of adverse monthly performance which could have reduced the current principal amount below its value at the time you purchased the securities. Similarly, any beneficial movement of the sub-indices during a month will not be reflected in the current principal amount unless the beneficial movement applies at the end of the month (except to the extent that the repurchase value reflects intra-month beneficial movements in the applicable index factor).

If you invest in the Commodity Double Short ETNs or the Commodity Double Long ETNs, any adverse monthly performance will be leveraged, meaning you will lose an amount from your current principal amount at a rate of 2% for every 1% of adverse performance of the relevant commodity index (subject to any positive return on the TBill index and the application of the fee factor)

If you invest in the Commodity Double Short ETNs or the Commodity Double Long ETNs, you are exposed to the risk that adverse monthly performances of the relevant commodity index will be leveraged. This means that if the relevant commodity index experiences an adverse monthly performance, your current principal amount will be reduced by an amount equal to 2% for every 1% of adverse performance, subject to any positive return on the TBill index and the application of the fee factor. While the monthly reset of the current principal amount is designed to reduce the effect of the leverage on any adverse performance over time, it does not mitigate the effect of the leverage on any single month’s adverse performance.

If the current principal amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the current principal amount than if the current principal amount remained constant

If the current principal amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the current principal amount were maintained at a constant level. This means that if you invest in the Commodity Double Short ETNs or the Commodity Double Long ETNs, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the relevant commodity index. Similarly, if you invest in the Commodity Short ETNs or Commodity Long ETNs, you could lose more than 1% of your initial investment for each 1% of adverse monthly performance.

If the current principal amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the current principal amount than if the current principal amount remained constant

If the current principal amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the applicable index factor will be applied to a smaller current principal amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the current principal amount were maintained at a constant level. This means that if the current principal amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the current principal amount were maintained at a constant level. Further, if you invest in the Commodity Double Short ETNs or the Commodity Double Long ETNs, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

Increased volatility in the commodity indices could adversely affect the performance of the securities

The securities are linked to the month-to-month performance or inverse performance, as applicable, of the relevant commodity index. Because of the monthly reset feature, increased volatility in the commodity indices is likely to have a negative effect on the value of the securities. Favorable performance of a commodity index during one month will not necessarily offset adverse performance in a different month, and the principal amount of the relevant securities could decrease, perhaps significantly, even if the level of such commodity index ultimately moves favorably or remains the same. The securities are not designed to be long-term investments.

It is possible that your securities will be accelerated due to a zero repurchase value and your investment will be lost before the scheduled maturity of the securities

Because the current principal amount is reset each month, adverse monthly performances will be reflected in the current principal amount each month rather than only upon repurchase or at maturity. If there are severe or repeated adverse monthly performances during the term of the securities, the repurchase value on any trading day could be reduced to zero. If this occurs, the securities will automatically accelerate for an amount equal to the zero repurchase value and you will not receive any return of your investment.

There are restrictions on the minimum number of securities you may offer to Deutsche Bank for repurchase

You must offer at least 5,000 securities from a single offering to Deutsche Bank for repurchase at one time on any repurchase date and multiples of 5,000 securities in excess thereof. The minimum repurchase amount of 5,000 securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause Deutsche Bank to repurchase your securities. For the purpose of satisfying the minimum repurchase amount, you cannot combine securities from separate offerings. See “Specific Terms of the Securities – Repurchase Procedures” for more information.

If you wish to offer more than 5,000 securities for repurchase by Deutsche Bank, you must do so in increments of 5,000 securities. For example, if you hold 11,000 securities from one offering, you may offer 5,000 or 10,000 securities for repurchase. However, you may not individually offer the entire amount of your holdings because 11,000 is not an integral multiple of 5,000. If you choose to offer 5,000 or 10,000 securities for repurchase, you will not be able to offer your remaining securities, 6,000 securities in the prior case or 1,000 securities in the latter case, for repurchase.

A fee of up to $0.03 per security may be charged upon a repurchase

DBSI may charge a fee of up to $0.03 per security upon any repurchase. The imposition of this fee will mean that you will not receive the full amount of the repurchase value upon a repurchase.

You may not be able to offer your securities for repurchase if the total number of securities outstanding has fallen to a level that is close to or below 5,000

You must own at least 5,000 securities in order to require us to repurchase your securities. Accordingly, if the total number of securities outstanding has fallen to a level that is close to or below 5,000, you may not be able to avail yourself of the repurchase option. Even if we issue securities well in excess of the approximately 53,000 Commodity Double Short ETNs, 553,000 Commodity Double Long ETNs, 57,000 Commodity Short ETNs or 92,000 Commodity Long ETNs as of July 10, 2015, the number of securities outstanding at any time may decline to be close to or less than 5,000 as a result of investors or market makers exercising their repurchase rights. The unavailability of the repurchase right can result in the securities trading in the secondary market at discounted prices significantly below the intraday indicative security value. If you had to sell your securities at such a time, you could suffer significant losses.

A repurchase at your option will be deemed ineffective if the conditions for electing such repurchase right are not met

Your offer to Deutsche Bank to repurchase your securities on a repurchase date is only valid if DBSI receives your offer for repurchase from your broker by no later than 10:00 a.m., New York City time, on your desired valuation date. If DBSI does not receive your offer for repurchase by 10:00 a.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. See “Specific Terms of the Securities — Repurchase Procedures” for more information.

The market value of the securities may be influenced by many unpredictable factors

The market value of your securities may fluctuate between the date you purchase them and the applicable valuation date or the final valuation date. You may also sustain a significant loss if you sell the securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the securities. We expect that generally the level of the sub-indices will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include:

•	the level of the relevant commodity index, which will in turn be affected by interest rates; domestic and foreign economic and political conditions generally; monetary policies of the Federal Reserve Board; inflation and expectations concerning inflation; and the commodity markets (in particular, the market for futures contracts on crude oil, heating oil, aluminum, gold, corn and wheat), which may fluctuate rapidly based on numerous factors including changes in supply and demand relationships, weather, agricultural, trade, fiscal, monetary and exchange control programs, and geopolitical and economic events, including wars, acts of terrorism and natural disasters;

•	the level of the TBill index, which will in turn be affected by, among other things, government fiscal policy and monetary policies of the Federal Reserve Board; inflation and expectations concerning inflation; and supply and demand for Treasury bills;

•	the volatility of the relevant commodity index and the TBill index;

•	the time remaining to the maturity of the securities;

•	supply and demand for the securities, including inventory positions with any market maker or possible shortages in the event we decide to suspend or permanently discontinue issuances of the securities;

•	geopolitical conditions and other economic, financial, political, regulatory or judicial events that affect the levels of the sub-indices;

•	the prevailing interest rates and yields in the market generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your securities may offset or enhance the effect of another factor.

The prices of the commodities reflected in the commodity indices are affected by numerous factors

Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Corn and wheat prices are affected by weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs. In addition, there are many risks specific to the individual index commodities.

Crude oil: Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end–use as a refined product is often as transport fuel, industrial fuel and in–home heating fuel. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of Oil and Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. West Texas Intermediate light sweet crude oil is also subject to the risk that it has demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil. We can give no assurance that the settlement price for West Texas Intermediate light sweet crude oil will not be more volatile than world crude oil prices generally.

Heating oil: Demand for heating oil depends heavily on the level of global industrial activity and the seasonal temperatures in countries throughout the world. Heating oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Aluminum: Changes in the levels of global industrial activity and adjustments to inventory in response to changes in economic activity and/or pricing levels can cause a great deal of volatility in the demand for aluminum. The automobile, packaging and construction sectors are particularly important to the demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

Gold: Gold prices are affected by numerous factors, including the relative strength of the U.S. dollar (in which gold prices are generally quoted) to other currencies, industrial and jewelry demand, expectations with regard to the rate of inflation, interest rates and transactions by central banks and other governmental or multinational agencies that hold gold. The market for gold bullion is global, and gold prices are affected by macroeconomic factors such as the structure of and confidence in the global monetary system and gold borrowing and lending rates.

Corn: Corn is primarily used as a livestock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol, and fuel ethanol. Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol. The supply of corn is dominated by the United States, China, Central and South America and the European Union.

Wheat: Global supply of and demand for wheat are generally driven by global grain production, population growth and economic activity. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains.

The prices of the commodities reflected in the commodity indices are subject to emerging markets’ political and economic risks

Crude oil, heating oil, aluminum, gold, corn and wheat may be produced in emerging market countries which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability may significantly impact the level of the commodity indices and, consequently, adversely affect the return on your investment.

Commodity futures contracts are subject to uncertain legal and regulatory regimes, which may adversely affect the levels of either commodity index and the value of the securities

Commodity futures contracts are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities and affect the levels of either commodity index. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to your interest. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, provided the Commodity Futures Trading Commission (the “CFTC”) with additional authority to establish limits on the amount of positions that may be held by any person in commodity futures contracts, options on such futures contracts and swaps that are economically equivalent to such contracts. We may decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in the relevant futures contracts underlying the commodity index. Additionally, other market participants are subject to the same regulatory issues and may decide, or be required, to sell their positions in such underlying futures contracts. While the effect of these or other regulatory developments are difficult to predict, if such broad market selling were to occur, it would likely affect the levels of either commodity index and may adversely affect the value of the securities.

The securities are not regulated by the Commodity Futures Trading Commission

The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus neither constitutes an investment in futures contracts, options on futures contracts nor a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase the securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Historical levels of the sub-indices should not be taken as an indication of the future performance of the Index during the term of the securities

The actual performance of the sub-indices over each month during the term of the securities, as well as the amount payable at maturity or upon repurchase by Deutsche Bank, may bear little relation to the historical calculations of the sub-indices. Publication of the DB optimum yield commodity index began in May 2006 with a base date of July 31, 1988, publication of the DB benchmark commodity index began in February 2003 with a base date of December 1, 1988 and publication of the TBill index began on February 27, 2008 with a base date of November 22, 1998.

The Short ETNs and the Long ETNs are linked to different commodity indices

The Short ETNs are linked to the DB benchmark commodity index. The Long ETNs are linked to the DB optimum yield commodity index. These indices are identical apart from the methodology used for replacing underlying futures contracts that are near expiration. This difference is described more fully below under “The Indices.” Despite their similarity, the two commodity indices are independent and a beneficial movement in one does not imply a beneficial movement in the other.

The index sponsor may adjust the sub-indices in ways that affect the level of the sub-indices, and the index sponsor has no obligation to consider your interests

Deutsche Bank, as index sponsor of each sub-index, determines the composition of the sub-indices and can add to, delete or substitute the components currently composing the sub-indices or make other changes that could change the levels of the sub-indices. Additionally, the index sponsor may alter, discontinue or suspend a sub-index. Any of these actions could adversely affect the value of the securities. The index sponsor has no obligation to consider your interests in revising a sub-index.

Your return will not reflect the return on a direct investment in any of the index commodities

The return on your securities will not match the return you would have received had you invested directly in crude oil, heating oil, aluminum, gold, corn or wheat. In particular, an investment in the securities is reduced by the investor fee which reduces the amount of your return at maturity or upon repurchase of the securities by Deutsche Bank and the monthly reset of the current principal amount.

The securities may not be a suitable investment for you

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the levels of the sub-indices; you seek a guaranteed return of principal; you believe the applicable index factor will perform adversely or insufficiently beneficially to offset the impact of the investor fee during the term of the securities; you seek an investment which measures the simple performance of the index commodities over a period equivalent to the term of the securities, rather than its month-over-month performance; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in our credit ratings may affect the market value of your securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your securities. However, because the return on your securities is dependent upon certain factors in addition to our ability to pay our obligations on your securities, an improvement in our credit ratings will not reduce the other investment risks related to your securities or increase the market value of your securities.

You will not receive interest payments on the securities or have rights in the sub-index components

You will not receive any periodic interest payments on the securities. As an owner of the securities, you will not have rights that investors in the components of the commodity indices or TBill index may have. You will receive cash for your securities, if any, and you will have no right to receive delivery of any of the components of the commodity indices or TBill index.

There may not be an active trading market in the securities; sales in the secondary market may result in significant losses

Although the securities are listed on NYSE Arca, a trading market for your securities may not develop and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. Furthermore, we are under no obligation to issue or sell additional securities at any time. If the securities are delisted or a sufficiently active secondary market in the securities does not exist, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so and the securities may trade at a significant discount to their intraday indicative security value. In addition, you may be unable to exercise the repurchase option if there is not enough liquidity in the securities to allow you to purchase additional securities in the secondary market in order to hold the minimum 5,000 securities required for repurchase. Suspension of additional issuances of the securities could further reduce liquidity, if investors subsequently exercise their right to have the securities repurchased by us.

The Optimum Yield methodology of the DB optimum yield commodity index may not succeed in reducing negative roll yield, which could decrease the value of the Long ETNs

Roll yield refers to the yield which is realized as a futures contract which is about to expire (i.e., it requires physical delivery of the commodity in the next month) is replaced by a futures contract with a longer term expiration (i.e., it requires physical delivery in a later month). If the forward price curve is in “backwardation,” the prices of futures contracts with shorter-term expirations will be higher than for futures contracts with longer-term expirations. In these circumstances, absent other factors, the sale of an existing futures contract would take place at a price that is higher than the price at which the new futures contract is purchased, thereby creating a positive “roll yield.” The converse of backwardation is “contango” and exists where the prices are lower for futures contracts with shorter-term expirations than for futures contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the existing futures contract would take place at a price that is lower than the price at which the new futures contract is purchased, thereby creating negative “roll yield.” While crude oil and heating oil futures contracts have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. Conversely, aluminum, gold, corn and wheat futures contracts have historically traded in contango markets. However, the current and continued presence of backwarded or contangoed markets for these commodity futures contracts markets is not assured or certain. The absence of backwardation in the markets for the index commodities could result in negative roll yields.

Negative roll yields will have an adverse impact on the level of the DB optimum yield commodity index. The DB optimum yield commodity index chooses new underlying commodities’ futures contracts using the Optimum Yield methodology, which attempts to maximize positive roll yield and minimize negative roll yield. To the extent that the Optimum Yield methodology fails to effectively minimize any negative roll yield, the level of the DB optimum yield commodity index and the value of the Long ETNs could be adversely affected.

For more information on the Optimum Yield methodology, please see “The Indices” below.

Suspension or disruptions of market trading in the index commodities and related futures may adversely affect the value of your securities

Commodity futures markets, such as the markets on which the futures contracts underlying the commodity indices are traded, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. We have no control over the imposition or removal of such limits. These circumstances could affect the value of the commodity indices and therefore could adversely affect the value of your securities.

Postponement of a valuation date may result in a reduced amount payable at maturity or upon earlier repurchase

As the payment at maturity or upon earlier repurchase is a function of, among other things, the applicable daily index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable daily index factor and, accordingly, decrease the payment you receive at maturity or upon earlier repurchase.

Concentration risks associated with the Index may adversely affect the value of your securities

The commodity indices are composed of futures contracts on six commodities (crude oil, heating oil, aluminum, gold, corn and wheat) and are less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other commodities indices may be more diversified than the commodity indices in terms of both the number and variety of futures contracts on commodities. Because your investment in the securities is concentrated in only six index commodities, you will not benefit, with respect to the securities, from any of the advantages of a diversified investment and will bear the risks of a concentrated investment.

The correlation among the futures contracts underlying the commodity indices could change unpredictably

Correlation is the extent to which the values of the underlying commodity futures contracts increase or decrease to the same degree at the same time. A change in the correlation among the underlying futures contracts could cause an adverse movement in the level of the commodity indices and the value of the securities.

The return on your investment could be significantly less than the return on any individual index commodity

The return on your investment in the securities could be less than the return on an alternative investment with similar risk characteristics, even if some of the commodity futures contracts included in a commodity index have generated significant returns. The prices of such futures contracts may move in different directions at different times compared to each other, and underperformance by one or more contract included in a commodity index will adversely affect that commodity index’s performance.

Trading by Deutsche Bank and other transactions by Deutsche Bank and/or its affiliates in instruments linked to the sub-indices or index components may impair the market value of the securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we, through our affiliates, have entered into and expect to continue to enter into additional transactions to hedge our obligations under the securities. Such transactions may involve purchases of the futures contracts underlying a commodity index, options on a commodity index, or other derivative instruments with returns linked to the performance of the sub-indices or their components and we may adjust our hedge positions by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the futures contracts underlying a commodity index and the levels of the sub-indices and, therefore, the market value of the securities. It is possible that our hedging activities could produce substantial returns for us even though the market value of the securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the securities.

With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

Any of the foregoing activities described above may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investing strategies relating to the securities.

The liquidity of the market for the securities may vary materially over time

As of July 10, 2015, there were approximately 53,000 Commodity Double Short ETNs, 553,000 Commodity Double Long ETNs, 57,000 Commodity Short ETNs and 92,000 Commodity Long ETNs outstanding. Additional securities may be offered and sold from time to time through DBSI, acting as our agent. Also, the number of securities outstanding could be reduced at any time due to repurchases of the securities by Deutsche Bank as described in this pricing supplement. Accordingly, the liquidity of the market for the securities could vary materially over the term of the securities. While you may elect to offer your securities for repurchase by Deutsche Bank prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least 5,000 securities per offering or an integral multiple of 5,000 securities in excess thereof to Deutsche Bank at one time for repurchase on any repurchase date.

You may not be able to purchase or sell your securities in the secondary market at the intraday indicative security value, and paying a premium purchase price over the intraday indicative security value could lead to significant losses

The intraday indicative security value of the securities is not the same as the trading price of such securities in the secondary market. The intraday indicative security value is meant to approximate the economic value of the securities at any given time. On each trading day, the calculation agent will publish the intraday indicative security value for each offering of securities every 15 seconds under the Bloomberg symbols DEEIV, DYYIV, DDPIV and DPUIV. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee. In addition, the calculation agent will publish the daily repurchase value once a day for each offering of securities under the Bloomberg symbols DEERP, DYYRP, DDPRP and DPURP. The daily repurchase value on each trading day is calculated the same way as the intraday indicative security value, but uses the closing levels of the relevant sub-indices on such trading day.

The trading price of the securities at any time is the price that you may be able to sell or purchase the securities in the secondary market at such time, if one exists. The trading price of the securities at any time may vary significantly from their intraday indicative security value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the intraday indicative security value of the securities could lead to significant losses in the event the investor sells such securities at a time when such premium is no longer present in the market place or such securities are redeemed, in which case investors will receive a cash payment in an amount equal to the repurchase value on the applicable valuation date. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value

In our sole discretion, we may decide to issue and sell additional securities from time to time at a price based on the indicative value of such securities at that time, which may be significantly higher or lower than the face amount. The price of the securities in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such securities. Additionally, any securities held by us or an affiliate in inventory may be resold at then-current market prices or lent to market participants who may have made short sales of the securities.

However, we are under no obligation to issue or sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. If we stop selling additional securities for any reason, the price and liquidity of such securities in the secondary market could be materially and adversely affected, which may cause the securities to trade at a premium or discount in relation to their intraday indicative security value, but the intraday indicative security value and the daily repurchase value would not be affected. Furthermore, unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time, which might result in the reduction or elimination of any premium in the trading price that may have developed. Therefore, paying a premium purchase price over the intraday indicative security value of the securities could lead to significant losses.

Suspension of additional issuances of the securities can also result in a significant reduction in the number of outstanding securities, if investors subsequently exercise their right to have the securities repurchased by us. If the total number of outstanding securities has fallen to a level that is close to or below the minimum 5,000 securities required for repurchase, you may not be able to purchase enough securities to meet the minimum size requirement in order to exercise your repurchase right. The unavailability of the repurchase right can result in the securities trading in the secondary market at discounted prices below the intraday indicative security value. Having to sell your securities at a discounted sale price below the intraday indicative security value of the securities could lead to significant losses. Prior to making an investment in the securities, you should take into account whether or not the trading price is tracking the intraday indicative security value of the securities.

We or our affiliates may have economic interests adverse to those of the holders of the securities

Deutsche Bank and other affiliates of ours have engaged in and expect to engage in trading activities related to the components of the sub-indices, including trading derivative instruments with returns linked to the performance of the components of the sub-indices, for their accounts and for other accounts under their management. Such trading activities may not be for the account of holders of the securities or on their behalf and may present a conflict between the holders’ interest in the securities and the interests that DBSI and its affiliates will have in their proprietary accounts, in facilitating transactions, including futures, options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the levels of the sub-indices, could be adverse to the interests of the holders of the securities. Deutsche Bank and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the sub-indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Moreover, DBSI has published and in the future expects to publish research reports and trading advice with respect to some or all of the components of the sub-indices. This research and trading advice is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. The research and trading advice should not be viewed as a recommendation or endorsement of the securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by DBSI or its affiliates may affect the market price of the components of the commodity indices and the levels of the sub-indices and, therefore, the market value of the securities. With respect to any of the activities described above, neither DBSI nor its affiliates have any obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

The index sponsor may discontinue the sub-indices and public disclosure of information relating to a sub-index may change over time

The index sponsor is under no obligation to continue to compile and publish the sub-indices and is not required to compile and publish any successor index if any sub-index is discontinued. If the index sponsor discontinues or suspends the compilation or publication of a sub-index, it may become difficult to determine the current principal amount, the market value of the securities or the amount payable at maturity or upon repurchase by Deutsche Bank. Initially, Deutsche Bank AG, London Branch will serve as the calculation agent for the securities (the “calculation agent”). In the event the index sponsor discontinues or suspends the compilation or publication of a sub-index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by Deutsche Bank). If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued sub-index exists, the amount you receive at maturity or upon repurchase by Deutsche Bank will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities – Discontinuance or Modification of the Index” in this pricing supplement.

The policies of the index sponsor and any changes thereto that affect the composition and valuation of a sub-index could affect the amount payable on your securities and their market value

The policies of the index sponsor concerning the calculation of the level of a sub-index, additions, deletions or substitutions of the components in the sub-indices and the manner in which changes affecting a sub-index are reflected could affect the level of such sub-index and, therefore, the current principal amount, the amount payable on your securities at maturity or upon repurchase by Deutsche Bank and the market value of your securities prior to maturity.

Additional index components may satisfy the eligibility criteria for inclusion in any sub-index and the index components currently included in a commodity index may fail to satisfy such criteria. In addition, the index sponsor may modify the methodology for determining the composition and weighting of a sub-index, or for calculating the level of a sub-index due to certain fiscal, market, regulatory, juridical or financial circumstances affecting an underlying commodity, an underlying futures contract or 3-month Treasury bills. The index sponsor may also discontinue or suspend compilation or publication of a sub-index, in which case it may become difficult to determine the market value of such sub-index. Any such changes could adversely affect the value of your securities.

If events such as these occur, or if the level of a sub-index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such sub-index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Discontinuance or Modification of the Index” and “– Role of Calculation Agent.”

There are potential conflicts of interest between you and the calculation agent

We will serve as the calculation agent. The calculation agent will, among other things, decide the amount of the return paid out to you on the securities at maturity or upon repurchase by Deutsche Bank. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

If the index sponsor were to discontinue or suspend compilation, calculation or publication of either commodity index and the index sponsor does not appoint another entity to calculate and publish such commodity index, it may become difficult to determine the level of such commodity index. If events such as these occur, or if the level of a sub-index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such sub-index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a commodity index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a market disruption event has occurred or exists on a valuation date or the final valuation date, the calculation agent can postpone the determination of the index factor for each offering of securities, the maturity date or a repurchase date

The determination of the index factor for each offering of securities on a monthly valuation date, valuation date or final valuation date, may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such valuation date. In case of such postponement, the corresponding repurchase date or the maturity date could be postponed accordingly.

If postponement of the determination of an index factor for a valuation date or the final valuation date, due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption, up to ten scheduled trading days. If a market disruption event causes the postponement of the determination of an index factor for a valuation date or the final valuation date for more than ten scheduled trading days, the level of the relevant sub-index for the relevant repurchase date or the maturity date, as applicable, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances. See “Specific Terms of the Securities – Market Disruption Events.”

The U.S. federal income tax consequences of an investment in the securities are uncertain

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE INDICES

The return on the securities is linked to the performance of a total return version of a commodity-linked index (the “Index”). For the Short ETNs, the Index is a total return version of the Deutsche Bank Liquid Commodity IndexTM, and the performance of the Index is obtained by combining the returns on two component indices: the DB 3-Month T-Bill Index (“TBill index”) and the Deutsche Bank Liquid Commodity IndexTM Excess Return (“DB benchmark commodity index”). For the Long ETNs, the Index is a total return version of the Deutsche Bank Liquid Commodity Index– Optimum YieldTM, and the performance of the Index is obtained by combining the returns on two component indices: the TBill index and the Deutsche Bank Liquid Commodity Index– Optimum YieldTM Excess Return (“DB optimum yield commodity index” and, together with the DB benchmark commodity index, the “commodity indices”).

The Deutsche Bank Liquid Commodity Index™ Excess Return

The Deutsche Bank Liquid Commodity Index – Optimum Yield™ Excess Return

The DB benchmark commodity index and DB optimum yield commodity index differ only in their “roll methodology,” as described further below. All other aspects of the following description apply to both commodity indices.

Both of the commodity indices are intended to reflect the performance of a basket of futures contracts (each such futures contract, an “underlying futures contract”) relating to six commodities. Both of the commodity indices measure the value of this basket by tracking the closing prices of certain exchange traded contracts for the future delivery of each of these commodities, adjusted to reflect the relative weight of each commodity in the relevant commodity index. The commodities included in each commodity index are: West Texas Intermediate light sweet crude oil (“crude oil”), New York Harbor no. 2 heating oil (“heating oil”), high grade primary aluminum (“aluminum”), gold, corn and wheat (each, an “index commodity”). The relative weight of each index commodity reflected in the relevant commodity index is variable and is adjusted from time to time.

After the close of trading on February 16, 2012 (the "Effective Date"), the underlying futures contract on wheat included in the DB optimum yield commodity index, which was traded on the Board of Trade of the City of Chicago, Inc., or its successor (“CBOT”), was replaced by a basket of three underlying futures contracts on wheat traded on CBOT, the Kansas City Board of Trade (“KCBT”) and the Minneapolis Grain Exchange, Inc. (“MGEX”), respectively. The performance of this basket of futures contracts on wheat is tracked by the Deutsche Bank Liquid Commodity Index – Optimum Yield Wheat Basket Index USD Excess Return (Symbol: DBLCOWUE) (the “wheat basket index”). The wheat basket index is rebalanced annually so that the underlying futures contracts on wheat traded on CBOT, KCBT and MGEX will be weighted equally on each rebalancing day.

Because each commodity index measures the value of the index commodities by tracking the prices of underlying futures contracts, the commodity index methodology includes provisions that provide for the periodic replacement of underlying futures contracts as they approach maturity. This replacement takes place over a period of time, referred to as the “recomposition period,” to lessen the impact of such replacement on the markets for the index commodities. Recomposition of each commodity index occurs monthly and the recomposition period normally lasts for a number of index business days (as defined below). In addition, each commodity index is rebalanced annually on or around the 6th index business day of November.

Each commodity index is calculated on an excess return, or unfunded, basis. The DB benchmark commodity index has been calculated back to a base date of December 1, 1988. On the base date the closing level of the DB benchmark commodity index was 100. The DB optimum yield commodity index has been calculated back to a base date of July 31, 1988. On the base date the closing level of the DB optimum yield commodity index was 100.

Methodology

Roll methodology for the DB optimum yield commodity index

The DB optimum yield commodity index uses a rules-based approach, which we refer to as the “optimum yield” approach, to replace, or roll, each underlying futures contract as it approaches maturity with a futures contract on the same index commodity having a later maturity date. This replacement takes place over a period of time in order to lessen the impact on the market for the underlying futures contract. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), the DB optimum yield commodity index rolls to the eligible futures contract which has the same index commodity as the expiring contract and generates the best possible implied roll yield. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contangoed market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. The DB optimum yield commodity index seeks to maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

On the first New York business day of each month (a “verification date”), each underlying futures contract is tested in order to determine whether to continue including it in the DB optimum yield commodity index. If the underlying futures contract requires delivery of the index commodity in the next month (the “delivery month”), a new futures contract on the same commodity is selected for inclusion in the DB optimum yield commodity index. For example, if the first New York business day of the month is November 1, 2009, and the delivery month of the current underlying futures contract is December 2009, a new futures contract on the same index commodity with a later delivery month will be selected to replace the current contract.

The new futures contract selected will be the futures contract with the same index commodity as the expiring contract, which has the best possible implied roll yield based on the closing price for each eligible futures contract. Eligible futures contracts are those futures contracts having a delivery month (i) no sooner than the month after the delivery month of the futures contract being replaced, and (ii) no later than the 13th month after the verification date. For example, if the first New York business day of the month is November 1, 2009 and the delivery month of the current underlying futures contract is December 2009, the delivery month of an eligible new futures contract must be between January 2010 and January 2011. The implied roll yield of each eligible futures contract is calculated and the futures contract with the best possible implied roll yield is selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the delivery month is selected.

After the new futures contract is selected, the old futures contract is unwound and a position is established in the new futures contract. Such recomposition occurs over a period spanning from the 2nd to the 6th index business day of the month (the “recomposition period”).

Roll methodology for the DB benchmark commodity index

The DB benchmark commodity index does not use the “optimum yield” approach described above. Instead, it replaces, or rolls, each underlying futures contract as it approaches maturity with a futures contract on the same index commodity having a later maturity date based upon a pre-determined schedule. This replacement takes place over a period of time in order to lessen the impact on the market for the underlying futures contract.

On the first New York business day of each month, each underlying futures contract is tested in order to determine whether to continue including it in the DB benchmark commodity index. If the underlying futures contract requires delivery of the index commodity in the next month (the “delivery month”), a new futures contract on the same commodity is selected for inclusion in the DB benchmark commodity index. For example, if the first New York business day of the month is May 1, 2008, and the delivery month of the current underlying futures contract is June 2008, a new futures contract on the same index commodity with a later delivery month will be selected to replace the current contract.

In the case of underlying crude oil and heating oil futures contracts, the DB benchmark commodity index replaces the underlying futures contract with a futures contract on the same index commodity that has an expiration date two months after the month in which the recomposition takes place. In the case of underlying aluminum, gold, wheat and corn futures contracts, the DB benchmark commodity index replaces the underlying futures contract with a futures contract on the same index commodity that has an expiration date thirteen months after the month in which the recomposition takes place.

After the new futures contract is selected, the old futures contract is unwound and a position is established in the new futures contract. Such recomposition occurs over the recomposition period.

Calculation of the closing level

The closing level of each commodity index on any index business day is the sum of the weighted closing prices of the underlying futures contracts for such index business day, rounded to six decimal places. The “weighted closing price” of an underlying futures contract on a particular index business day is the product of the weight of such underlying futures contract in the commodity index, which we refer to as the “instrument amount”, multiplied by the underlying futures contract’s closing price on such day on the relevant exchange.

The instrument amount of each underlying futures contract on any index business day that does not fall within a recomposition period and is not a rebalancing day will be equal to the instrument amount for such underlying futures contract on the previous index business day.

The methodology used to obtain the closing price for an underlying futures contract varies depending on the index commodity, and is determined as follows:

•	Crude oil: The closing price on an index business day for an underlying futures contract relating to crude oil will be its price at the regular close of the principal trading session on such day on the New York Mercantile Exchange or its successor (“NYMEX”), expressed in U.S. dollars per barrel of crude oil, as published by NYMEX for that index business day or, if in the determination of the index sponsor a price is not available on such index business day, the price as published by NYMEX for the immediately preceding index business day for which a price is available.

•	Heating oil: The closing price on an index business day for an underlying futures contract relating to heating oil will be its price at the regular close of the principal trading session on such day on NYMEX, expressed in U.S. dollars per U.S. gallon of heating oil, as published by NYMEX for that index business day or, if in the determination of the index sponsor a price is not available on such index business day, the price as published by NYMEX for the immediately preceding index business day for which a price is available.

•	Aluminum: The closing price on an index business day for an underlying futures contract relating to aluminum will be its price at the regular close of the principal trading session on such day on The London Metal Exchange Limited or its successor (“LME”), re-expressed in U.S. dollars per metric tonne of aluminum, as published by LME for that index business day or, if in the determination of the index sponsor a price is not available on such index business day, the price as published by LME for the immediately preceding index business day for which a price is available.

•	Gold: The closing price on an index business day for an underlying futures contract relating to gold will be its price at the regular close of the principal trading session on such day on the Commodity Exchange Inc., New York or its successor (“COMEX”), expressed in U.S. dollars per troy ounce of gold, as published by COMEX for that index business day or, if in the determination of the index sponsor a price is not available on such index business day, the price as published by COMEX for the immediately preceding index business day for which a price is available.

•	Corn: The closing price on an index business day for an underlying futures contract relating to corn will be its price at the regular close of the principal trading session on such day on CBOT, expressed in U.S. dollars per bushel of corn, as published by CBOT for that index business day or, if in the determination of the index sponsor a price is not available on such index business day, the price as published by CBOT for the immediately preceding index business day for which a price is available.

•	Wheat: Prior to the Effective Date, the closing price on an index business day for an underlying futures contract relating to wheat was its price at the regular close of the principal trading session on such day on CBOT, expressed in U.S. dollars per U.S. bushel of wheat of the grades deliverable in respect of the relevant underlying futures contract in accordance with the rules of CBOT, as published by CBOT for that index business day or, if in the determination of the index sponsor a price is not available on such index business day, the price as published by CBOT for the immediately preceding index business day for which a price is available. On and after the Effective Date, the closing price on an index business day for an underlying futures contract on wheat traded on CBOT is replaced by the closing level of the wheat basket index on such day, as published by the index sponsor of the wheat basket index for that index business day or, if in the determination of the index sponsor a closing level is not available on such index business day, the closing level as published by the index sponsor of the wheat basket index for the immediately preceding index business day for which a closing level is available.

The index sponsor will adjust the closing price for the relevant underlying futures contract to reflect any corrections to such closing price that have been published by the relevant exchange prior to 11:00 p.m. (London time) on the trading day immediately following the trading day to which the closing price relates, or, if the publication time of any such closing price is amended by the relevant exchange, such other time as the index sponsor may determine and publish as a replacement for 11:00 p.m. (London time).

Determining the instrument amount on a rebalancing day

The sixth business day of November each year is a “rebalancing day”, subject to postponement in the event of a market disruption event. On each rebalancing day, the instrument amount of each underlying futures contract is set equal to the index base weight for each index commodity, such index base weights being:

•	in respect of crude oil, 35.00%;

•	in respect of heating oil, 20.00%;

•	in respect of aluminum, 12.50%;

•	in respect of gold, 10.00%;

•	in respect of corn, 11.25%; and

•	in respect of wheat, 11.25%.

On each rebalancing day following the Effective Date, the instrument amount of 11.25% allocated to the underlying futures contract on wheat traded on CBOT will be reallocated to the wheat basket index. As a result, the effective weight of the underlying futures contract on wheat traded on each of CBOT, KCBT and MGEX will be 3.75% on such rebalancing day.

Determining the instrument amount during a recomposition period

During a recomposition period, each commodity index will reflect any underlying futures contract being replaced as well as any underlying futures contract that is replacing it, so that each commodity index will reflect two underlying futures contracts on the same index commodity. The instrument amount of the old futures contract is gradually reduced over the recomposition period and the instrument amount of the new futures contract is gradually increased so that, throughout the period, the sum of the instrument amounts for the two futures contracts is equal to the instrument amount of the old futures contract on the day prior to the start of the recomposition period.

“Index business day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

Changes in the methodologies of the commodity indices

The index sponsor employs the methodologies described above and its application of such methodologies shall be conclusive and binding. While the index sponsor currently employs the above described methodologies to calculate the commodity indices, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting an index commodity or an underlying futures contract) will not arise that would, in the view of the index sponsor, necessitate a modification of or change to such methodologies and in such circumstances the index sponsor may make any such modification or change as it determines appropriate. The index sponsor may also make modifications to the terms of either commodity index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of either commodity index. The index sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of closing levels and adjustments

In order to calculate the level of the underlying, the index sponsor polls Reuters every 15 seconds to determine the real time price of the underlying futures contracts. The index sponsor then applies a set of rules to this value to create the indicative levels of the commodity indices. These rules are consistent with the rules which the index sponsor applies at the end of each trading day to calculate the closing levels of the commodity indices.

The index sponsor publishes the closing levels of the commodity indices daily.

The most recent end-of-day closing levels of the commodity indices are published under their own symbols as of the close of business for the relevant exchanges each trading day on the consolidated tape, Reuters and/or Bloomberg.

Interruption of index calculation

Force majeure event

Calculation of a commodity index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the commodity index or one of the index commodities. Upon the occurrence of any such force majeure event, the index sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the commodity index as it considers appropriate to determine any closing level on any such appropriate index business day; and/or

•	defer publication of the information relating to the commodity index until the next index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the commodity index.

Index disruption event

Additionally, calculation of a commodity index may be disrupted by an event that would require the index sponsor to calculate the closing price in respect of an underlying futures contract on an alternative basis were such event to occur or exist on a day that is a trading day for the underlying futures contract on the relevant exchange. If such an index disruption event in relation to an underlying futures contract as described in the prior sentence occurs and continues for a period of five successive trading days on the relevant exchange, the index sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days on the relevant exchange, or

•	if such period extends beyond the five successive trading days, the index sponsor may elect to replace the affected underlying futures contract and make all necessary adjustments to the methodology and calculation of the commodity index as it deems appropriate.

Additionally, Deutsche Bank AG, London Branch, as calculation agent for the securities, has discretion to determine the level of a commodity index in the event of disruptions occurring with regard to the futures contracts underlying such commodity index. See “Specific Terms of the Securities – Market Disruption Events.”

DBLCI™, DBLCI-OY ER™ and Deutsche Bank Liquid Commodity Index™ are trademarks of Deutsche Bank AG, London Branch, the index sponsor. Any use of these marks must be with the consent of or under license from the index sponsor.

The DB 3-Month T-Bill Index

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

On any index business day, the closing level of TBill index is equal to the TBill index closing level on the index business day immediately preceding such index business day multiplied by the product of (i) the sum of (a) one and (b) the T-bill accrual factor for such index business day and (ii) the sum of (a) one and (b) the T-bill accrual factor for such index business day raised to the power of the number of days which are not index business days during the period from (but excluding) the index business day immediately preceding such index business day to (but excluding) such index business day. Expressed as a formula, the closing level of the TBill index is equal to:

TRd-1 × (1+TBAFd) × (1+TBAFd)n

where,

“TR” is the TBill index closing level on the relevant index business day;

“d” is the relevant index business day;

“d-1” is the index business day immediately preceding the relevant index business day;

“TBAFd” is the T-bill accrual factor for the relevant index business day; and

“n” is the number of days that are not index business days during the period from (but excluding) the index business day immediately preceding the relevant index business day to (but excluding) the relevant index business day.

For the purposes of this paragraph:

“T-bill accrual factor” means, in respect of an index business day, an amount calculated by the index sponsor in accordance with the following formula:

(1 – 91/360 x TBR)(-1/91) – 1

where,

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters Page US3MT = RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the index business day immediately preceding such index business day (the “T-bill determination date”) or if such rate is not published in respect of the T-bill determination date, the closing three-month Treasury Bill rate last published prior to the T-bill determination date.

“Base date” means November 22, 1998. On the base date the closing level of the TBill index was 100.

VALUATION OF THE SECURITIES

The market value of the securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index and the spot and future prices of the index commodities on any day will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include, but are not limited to, supply and demand for the securities, including changes in supply related to inventory positions with any market maker and our decisions about whether or when to issue additional securities, the volatility of the sub-indices, prevailing interest rates, the volatility of securities markets, the time remaining to the maturity of the securities, economic, financial, political, regulatory or judicial events that affect the levels of the sub-indices, the general interest rate environment, as well as the perceived creditworthiness of Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the securities prior to maturity.

Repurchase Value

We refer to the amount you will be entitled to receive upon any early repurchase per security as the repurchase value. The repurchase value reflects the current principal amount and the performance of the Index from the last monthly reset date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day. On each trading day, the repurchase value will be calculated as follows:

Current principal amount x applicable index factor on the trading day
x fee factor on the trading day

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

The calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

•	Commodity Double Short ETNs:	“DEERP”
•	Commodity Double Long ETNs:	“DYYRP”
•	Commodity Short ETNs:	“DDPRP”
•	Commodity Long ETNs:	“DPURP”

Indicative Indicative Security Value

We also calculate and publish during each trading day an intraday indicative security value, which is meant to approximate the economic value of the securities at any given time during the trading day. It is calculated using the same formula as the repurchase value, except that instead of using the closing levels of the sub-indices, the calculation is based on the intraday levels of the sub-indices at the particular time. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee in accordance with the formula set forth below:

Current principal amount × applicable index factor calculated based on the level of the Index at such time × fee factor for the day on which such time occurs

The intraday indicative security value is not the same as the trading price of the securities and is not a price at which you can buy or sell the securities in the secondary market. The trading price of the securities at any time may vary significantly from their intraday indicative security value. Investors can compare the trading price of the securities against the intraday indicative security value to determine whether the securities are trading in the secondary market at a premium or a discount to the economic value of the securities at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative security value at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

We will publish the intraday indicative security value for each offering of securities every 15 seconds on the following Bloomberg pages:

•	Commodity Double Short ETNs:	“DEEIV”
•	Commodity Double Long ETNs:	“DYYIV”
•	Commodity Short ETNs:	“DDPIV”
•	Commodity Long ETNs:	“DPUIV”

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the securities should read the section entitled “Description of Notes – Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement. The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the securities and of the senior indenture, dated as of November 22, 2006, among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York, as trustee (referred to as the trustee), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, under which the securities will be issued (as may be amended and supplemented from time to time, the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

No Interest

We will not make any interest payments during the term of the securities.

Denomination/Face Amount

The denomination and face amount of each security is $25. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.

Payment at Maturity

If you hold your securities to maturity, subject to the credit of the Issuer, you will receive a payment per security, if any, that will depend on the month-over-month performance of the Index as reflected in the current principal amount and index factor for the particular offering of securities, reduced by the investor fee.

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

At maturity, your payment per security, if any, will be calculated as:

Current principal amount × applicable index factor on the final valuation date

× fee factor on the final valuation date

where,
Current principal amount	=	For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:
New current principal amount	=	Previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date
Index factor	Index factor for Commodity Double Short ETNs:	=	1 + TBill index return – (2 × DB benchmark commodity index return)
	Index factor for Commodity Double Long ETNs:	=	1 + TBill index return + (2 × DB optimum yield commodity index return)
	Index factor for Commodity Short ETNs:	=	1 + TBill index return – DB benchmark commodity index return
	Index factor for Commodity Long ETNs:	=	1 + TBill index return + DB optimum yield commodity index return where,
the DB benchmark commodity index return and the DB optimum yield commodity index return (each a “commodity index return”) and the TBill index return will be calculated as follows:
Commodity index return	=	Commodity index closing level – commodity index monthly initial level Commodity index monthly initial level
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

Fee factor	=	On any given day, the fee factor will be calculated as follows:
1 – [investor fee × day count fraction]
where,
Investor fee	=	0.75% per annum
Day count fraction	=	For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

For the initial calendar month, the commodity index monthly initial level was equal to 697.790394 for the DB benchmark commodity index and 751.377412 for the DB optimum yield commodity index, each the commodity index closing level on the inception date. For each subsequent calendar month, the commodity index monthly initial level will equal the commodity index closing level as of the opening of trading on the monthly reset date for that calendar month.

For the DB benchmark commodity index, the commodity index closing level will equal the closing level of the DB benchmark commodity index as reported on Bloomberg page “DBLCMACL <Index>”, and for the DB optimum yield commodity index, the commodity index closing level will equal the closing level of the DB optimum yield commodity index as reported on Bloomberg page “DBLCOYER <Index>”, subject in each case to the occurrence of a market disruption event as described under “Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the commodity index is published, the commodity index closing level will equal such level on the immediately preceding trading day.

For the initial calendar month, the TBill index monthly initial level was equal to 234.332714, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.

The TBill index closing level will equal the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M<Index>”.

The inception date is April 28, 2008.

The initial calendar month is the period from the inception date to May 31, 2008.

The monthly reset date, for each calendar month, is the first calendar day of that month beginning on June 1, 2008 and ending on March 1, 2038.

The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on May 31, 2008 and ending on February 28, 2038.

The final valuation date is March 29, 2038.

The maturity date is April 1, 2038, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

A trading day is a day on which (i) the values of the sub-indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the relevant commodity index are traded, in each case as determined by Deutsche Bank, as calculation agent, in its sole discretion.

A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Repurchase at Your Option

Prior to maturity, you may, subject to certain restrictions, offer for repurchase by Deutsche Bank a minimum of 5,000 securities (or an integral multiple of 5,000 securities in excess thereof) from a single offering. If you comply with the repurchase procedures described below, Deutsche Bank will be obligated to repurchase your securities, and on the applicable repurchase date, you will receive in exchange for those securities you have selected for repurchase a cash payment per security equal to the repurchase value on the applicable valuation date.

On any trading day, the repurchase value will equal:

Current principal amount × applicable index factor on the trading day

× fee factor on the trading day

See “Repurchase Procedures” below for additional requirements for offering your securities for repurchase.

A valuation date is the trading day on which you deliver an effective notice by 10:00 a.m., New York City time, offering your securities for repurchase by Deutsche Bank.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The securities are not redeemable at the option of Deutsche Bank but may be accelerated if the repurchase value equals zero.

Repurchase Procedures

To effect a repurchase, you must irrevocably offer at least 5,000 securities (or an integral multiple of 5,000 securities in excess thereof) from a single offering to DBSI no later than 10:00 a.m., New York City time, on your desired valuation date, which must be no later than the final valuation date. The transaction will settle on the repurchase date, which will be the third business day following the applicable valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 10:00 a.m., New York City time, on your desired valuation date. The applicable repurchase date will be three business days following the valuation date. You must offer at least 5,000 securities or an integral multiple of 5,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (the third business day following the valuation date, subject to postponement in the event of a market disruption event as described under “Market Disruption Events”).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 10:00 a.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the applicable repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding.

DBSI may charge a fee of up to $0.03 per security that is repurchased.

Acceleration Upon Zero Repurchase Value

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

Default Amount on Event of Default Acceleration

If an event of default occurs and the maturity of the securities is accelerated, we will pay the default amount in respect of each security at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A global notes, of which the securities are a part, are entitled to take any action under the indenture, we will treat the initial principal amount of each security outstanding as the principal amount of that security. Although the terms of the securities may differ from those of the other Series A global notes, holders of specified percentages in principal amount of all Series A global notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A global notes, including the securities. This action may involve changing some of the terms that apply to the Series A global notes, accelerating the maturity of the Series A global notes after a default or waiving some of our obligations under the indenture.

Default Amount

If an event of default occurs under the indenture referenced in the accompanying prospectus supplement and the maturity of the securities is accelerated, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the securities offered by this pricing supplement. Such additional securities will be fungible with the outstanding securities. However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. Furthermore, you should be aware that, unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time. See “Risk Factors — There may not be an active trading market in the securities; sales in the secondary market may result in significant loses” and “— We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value.”

Market Disruption Events

A disrupted day is any trading day on which a market disruption event occurs or is continuing.

With respect to either commodity index, if any monthly valuation date, valuation date or the final valuation date (each, a “reference date”) is a disrupted day with regard to any underlying futures contract included in such commodity index (a “disrupted futures contract”), the calculation agent will calculate the value of such commodity index using closing prices of the underlying futures contracts included in such commodity index as follows:

(a)	for all non-disrupted futures contracts, the closing price used by the calculation agent will be the closing price of the non-disrupted futures contract on the scheduled reference date; and

(b)	for all disrupted futures contracts, the closing price used by the calculation agent will be the closing price of each disrupted futures contract on the next succeeding trading day that is not a disrupted day with regard to that disrupted futures contract; provided that if the ten successive scheduled trading days immediately following the scheduled reference date are all disrupted days with regard to the specific disrupted futures contract, the calculation agent will determine, in its sole discretion, and use, the closing price of such disrupted futures contract on the tenth scheduled trading day immediately following such reference date, notwithstanding that such tenth scheduled trading day is a disrupted day with regard to such disrupted futures contract.

For the purposes of calculating the relevant commodity index in the case of a market disruption event, the calculation agent will use the instrument amount for each underlying futures contract as of the scheduled reference date, even if such reference date is a disrupted day for the relevant underlying futures contract.

If any reference date is a disrupted day, no adjustment will be made to the TBill index closing level which is used for that reference date.

If any valuation date or the final valuation date is a disrupted day and the date as of which the calculation agent determines the closing level of the relevant commodity index falls less than three business days prior to the scheduled repurchase date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing level of the relevant commodity index for such valuation date or the final valuation date, as applicable.

Any of the following will be a market disruption event with respect to any underlying futures contract:

•	a material limitation, suspension or disruption in the trading of the underlying futures contract which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for the underlying futures contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure by the index sponsor to publish the closing value of the relevant commodity index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for the underlying futures contract;

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading on a trading facility on which the underlying futures contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the underlying futures contract.

Discontinuance or Modification of the Index

If the index sponsor discontinues compilation or publication of a sub-index and the index sponsor or any other person or entity (including Deutsche Bank) calculates and publishes an index that the calculation agent determines is comparable to such discontinued sub-index and approves as a successor index, then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon repurchase by Deutsche Bank by reference to such successor sub-index for the period following the discontinuation of the sub-index.

If the calculation agent determines that the publication of a sub-index is discontinued and that there is no applicable successor index, or that the closing level of the sub-index is not available for any reason other than a market disruption event, on the date on which the level of the sub-index is required to be determined, or if for any other reason (excluding a market disruption event) the sub-index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such sub-index.

If the calculation agent determines that either or both sub-indices, the components underlying either or both sub-indices (the “index components”) or the method of calculating either or both sub-indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such sub-index or method of calculating such sub-index as it believes are appropriate to ensure that the level of such sub-index used to determine the amount payable on the maturity date or upon repurchase by Deutsche Bank is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the level of the sub-indices and the amount payable at maturity or upon repurchase by Deutsche Bank or otherwise relating to the level of the sub-indices may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the securities, including at maturity or upon repurchase by Deutsche Bank, the current principal amount, market disruption events, business days, trading days, the fee factor, the index factors, the default amount, the closing levels of the sub-indices on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your securities at maturity or upon repurchase by Deutsche Bank and any other calculations or determinations to be made by the calculation agent as specified herein. The calculation agent will rely upon the published levels of the sub-indices, unless a market disruption event occurs in which case it may determine the closing level of the relevant commodity index as specified herein. If the index sponsor discontinues compilation or publication of any sub-index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by the index sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such successor index. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

The DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

We, through our affiliates, have entered into and expect to continue to enter into transactions to hedge our obligations under the securities. Such transactions may involve purchases of the sub-index components or instruments linked to the Index or the sub-indices. From time to time, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of long or short positions in some or all of the sub-index components;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the sub-index components or the relevant Index or the sub-indices;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions on or before the final valuation date. That step may involve sales or purchases of the sub-index components, listed or over-the-counter options or futures on sub-index components or listed or over-the-counter options, futures, or other instruments linked to the levels of the relevant Index or the sub-indices, as well as other indices designed to track the performance of the sub-indices.

The hedging activity discussed above may adversely affect the levels of the relevant Index or the sub-indices and, as a consequence, the market value of the securities and the amount payable at maturity or upon repurchase by Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on prevailing market conditions as of the date of this pricing supplement, it is more likely than not that the securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

Under this treatment, you should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including a repurchase or redemption by us). Upon a taxable disposition of a security, you will recognize gain or loss equal to the difference between the amount you realize and your tax basis in the security. Your tax basis in the security should equal the amount you paid to acquire it. Your gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any replacement of a futures contract underlying the commodity indices, annual rebalancing of the commodity indices, change in the index methodology or substitution of a successor commodity index could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the security prior to its maturity or earlier repurchase or redemption by us. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own the security, possibly on a retroactive basis.

Subject to the discussion below under “—‘FATCA’ Legislation,” if a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8 appropriate to your circumstances and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

“FATCA” Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments issued after June 30, 2014 that are treated as paying U.S.-

source interest or other U.S.-source “fixed or determinable annual or periodical” income. You should assume that any securities purchased after June 30, 2014 will be treated as issued on the date you acquire them because there is unlikely to be a practical way to establish the issue date of the securities you purchase. Accordingly, if the securities were recharacterized as debt instruments, it would be prudent to assume that for any securities purchased after June 30, 2014 this legislation would apply to any payment of amounts treated as interest and (with respect to dispositions after December 31, 2016, including retirement at maturity) any payment of gross proceeds of the disposition of such securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We issued 200,000 of each security on the inception date at 100% of the face amount of $25.00 per security, a significant portion of which were initially held by DBSI.. After the inception date, additional securities have been and may continue to be offered and sold from time to time, at prevailing prices at the time of sale, through DBSI, acting as our agent, to investors. DBSI in any subsequent distribution may charge a purchase fee of up to $0.03 per security. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may also receive a payment from Deutsche Bank of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the securities.

We may deliver securities against payment therefor on a date that is greater than three business days following the date of sale of any securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Broker-dealers may make a market in the securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a security covered by this prospectus that they acquire from us or other holders after the original offering and sale of the securities, or they may sell a security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of the securities that would be covered by this prospectus if they or those other persons were to cover such short positions by borrowing securities from us or our affiliates or by purchasing securities from us or our affiliates, whether or not subject to our obligation to repurchase such securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any long or short sales of securities by market participants who cover their long sales or short positions with securities borrowed or acquired from us or our affiliates in the manner described above.

Deutsche Bank has retained DBSI, a member of FINRA, to provide certain services relating to the distribution of the securities. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of FINRA, any distribution of the securities in which DBSI participates must comply with the requirements of Rule 5121 of FINRA. In accordance with Rule 5121 of FINRA, DBSI may not make sales of the securities to any of its discretionary accounts without the prior written approval of the customer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, DBSI, the calculation agent, the paying agent, issuing agent, authenticating agent and registrar or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering an investment in the securities should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the securities might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, unless otherwise provided in an applicable supplement, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the securities or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of such securities are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the securities.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, (C) the holding of the securities, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, Section 4975 of the Code or any applicable Similar Laws. The sale of any securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent. Davis Polk & Wardwell LLP has in the past represented the issuer and its affiliates and continues to represent the issuer and its affiliates on a regular basis and in a variety of matters.

VALIDITY OF THE SECURITIES

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the authenticating agent, acting on behalf of the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the authentication of the securities by the authenticating agent and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 31, 2015, which has been filed as an exhibit to the registration statement.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)

Fax: 917-338-3849

Re: ETNs linked to the Deutsche Bank Liquid Commodity Index – Optimum YieldTM or the Deutsche Bank Liquid Commodity IndexTM due April 1, 2038 issued by Deutsche Bank AG (the “ETNs”)

☐	DB Commodity Double Short Exchange Traded Notes (CUSIP Number: 25154H 483)

☐	DB Commodity Double Long Exchange Traded Notes (CUSIP Number: 25154H 475)

☐	DB Commodity Short Exchange Traded Notes (CUSIP Number: 25154H 467)

☐	DB Commodity Long Exchange Traded Notes (CUSIP Number: 25154H 459)

(Please check only one offering of ETNs)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Stated principal amount of ETNs offered for repurchase (you must offer at least 5,000 ETNs or an integral multiple of 5,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:                     , 20         (which is the date of this notice)

Applicable repurchase date:                     , 20         (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 10:00 a.m., New York City time, on the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 10:00 A.M., NEW YORK CITY TIME, ON THE DESIRED VALUATION DATE

A-1

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: ETNs linked to the Deutsche Bank Liquid Commodity Index – Optimum YieldTM or the Deutsche Bank Liquid Commodity IndexTM due April 1, 2038 issued by Deutsche Bank AG (the “ETNs”)

☐	DB Commodity Double Short Exchange Traded Notes (CUSIP Number: 25154H 483)

☐	DB Commodity Double Long Exchange Traded Notes (CUSIP Number: 25154H 475)

☐	DB Commodity Short Exchange Traded Notes (CUSIP Number: 25154H 467)

☐	DB Commodity Long Exchange Traded Notes (CUSIP Number: 25154H 459)

(Please check only one offering of ETNs)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of                      (which is the third business day following the valuation date), with respect to the stated principal amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Stated principal amount of ETNs offered for repurchase (you must offer at least 5,000 ETNs or an integral multiple of 5,000 ETNs in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):

A-2

Deutsche Bank AG, London Branch

20,000,000 DB Commodity Double Short

Exchange Traded Notes

due April 1, 2038

20,000,000 DB Commodity Double Long Exchange Traded Notes

due April 1, 2038

20,000,000 DB Commodity Short Exchange Traded Notes

due April 1, 2038

20,000,000 DB Commodity Long Exchange Traded Notes

due April 1, 2038

Pricing supplement dated July 31, 2015

Deutsche Bank Securities

CUSIP Numbers: 25154H 483, 25154H 475, 25154H 467 and 25154H 459